UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

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STERLING INFRASTRUCTURE, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders

Date:	Wednesday, May 3, 2023

Time:	8:30 a.m., local time

Place:	1800 Hughes Landing Boulevard
Suite 250
The Woodlands, Texas 77380

Purpose:	(1) To elect the seven director nominees named in the accompanying proxy statement;

(2) To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock to 58,000,000 shares;

(3) To approve, on an advisory basis, the compensation of our named executive officers;

(4) To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;

(5) To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2023; and

(6) To transact such other business as may properly come before the annual meeting.

Record Date:	Only shareholders of record as of the close of business on March 9, 2023 are entitled to notice of and to attend or vote at the annual meeting.

Proxy Voting:
It is important that your shares are represented at the annual meeting. Accordingly, after reading the accompanying proxy statement, please promptly submit your proxy and voting instructions as described in the proxy statement.

By Order of the Board of Directors
Mark D. Wolf
General Counsel & Corporate Secretary
March 24, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2023.

This proxy statement and the Company’s 2022 annual report to shareholders are available at http://www.proxyvote.com

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Proxy Statement Summary
This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before submitting your proxy and voting instructions. For more information regarding our 2022 financial and operational performance, please review our 2022 annual report to shareholders (“2022 annual report”). The 2022 annual report, including financial statements, is first being made available to shareholders together with this proxy statement on or about March 24, 2023.
2023 Annual Meeting of Shareholders

Time and Date:	8:30 a.m., local time, Wednesday, May 3, 2023

Place:	1800 Hughes Landing Boulevard Suite 250 The Woodlands, Texas 77380

Record Date:	March 9, 2023

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director position and one vote for each of the other proposals to be voted on at the annual meeting.
Agenda and Voting Recommendations

Item	Description	Board Vote Recommendation	Page
1	Election of seven director nominees	FOR each nominee	13
2	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock to 58,000,000 shares	FOR	18
3	Advisory vote to approve the compensation of our named executive officers	FOR	36
4	Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers	EVERY ONE YEAR	37
5	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2023	FOR	40
Corporate Governance Highlights
We are committed to strong and effective governance practices that promote and protect the interests of our shareholders. Our commitment to good corporate governance is illustrated by the following highlights:

6 of 7 director nominees independent	100% independent committees	Separate Chair and CEO roles

Demonstrated board refreshment	Annual election of directors by majority vote in uncontested elections	Clawback policy

Robust board governance guidelines and business and supplier codes of conduct	Continued focus on gender and racial/ethnic diversity of board members	No shareholders’ rights plan

Annual board and committee performance evaluations	Stock ownership guidelines for directors and executive officers	Independent directors regularly meet in executive session without management present
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Director Nominees Overview

Name	Age	Director Since	Independent	Experience
Roger A. Cregg‡	66	2019	✓	Former President and CEO of AV Homes, Inc.; Director of Comerica Incorporated
Joseph A. Cutillo	57	2017		Chief Executive Officer of Sterling Infrastructure, Inc.
Julie A. Dill‡	63	2021	✓	Former CEO of Spectra Energy Partners, LP; Director of Rayonier Advanced Materials, Inc.
Dana C. O’Brien	55	2019	✓	Senior Vice President, General Counsel and Secretary of Olin Corporation
Charles R. Patton	63	2013	✓	Former Executive Vice President - External Affairs of American Electric Power Company, Inc.; Director of Messer, Inc. and Messer Construction Company
Thomas M. White*	65	2018	✓	Former Chair of Cardinal Logistics Holdings; Former CFO of Hub Group, Inc.; Director of JPW Holdings GP LLC
Dwayne A. Wilson	64	2020	✓	Former Senior Vice President of Fluor Corporation; Director of Ingredion, Inc.; Director of Crown Holdings; Director of DT Midstream, Inc.
* Chair of the board.
‡ Audit committee financial expert.
In connection with our commitment to strong governance practices that deliver value to our shareholders, the corporate governance and nominating committee hired a third-party consultant to assist in the evaluation of the experience, qualifications, attributes and skills of the members of the board. Such third-party consultant is assisting the corporate governance and nominating committee with an extensive and careful search to identify board candidates with highly additive skills and relevant experience to guide the Company’s ongoing transformation and maximize board effectiveness. The corporate governance and nominating committee does not expect to complete this process by the date of the annual meeting.
The table below provides certain highlights about our director nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Director Nominees Diversity Matrix (as of March 24, 2023)
Total Number of Director Nominees	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	‒	‒
Part II: Demographic Background
African American or Black	‒	2	‒	‒
Alaskan Native or Native American	‒	‒	‒	‒
Asian	‒	‒	‒	‒
Hispanic or Latina	‒	‒	‒	‒
Native Hawaiian or Pacific Islander	‒	‒	‒	‒
White	2	3	‒	‒
Two or More Races or Ethnicities	‒	‒	‒	‒
LGBTQ+	‒	‒	‒	‒
Did Not Disclose Demographic Background	‒	‒	‒	‒
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Board Tenure	Director Age

Average Board Tenure of Director Nominees: ≈ <5 Years	Average Age of Director Nominees: ≈ 62
2022 Performance Highlights1

Revenues increased 25% in 2022 to a record $1.77 billion, from $1.41 billion in 2021	Year-end backlog of $1.41 billion with a gross margin of 14.3%	Net income increased to a record $96.7 million in 2022, from $61.5 million in 2021
The financial improvements reflect progress in delivering our multi-year strategy to solidify the base, grow high margin products and expand into adjacent markets. Our strategic element to solidify the base of our transportation solutions business focuses on cost reductions, remaining disciplined at the bid table, monitoring pricing at the time of bid, and executing the projects to expectations. The strategy element to grow high margin products is reflected in the increasing percentage of backlog of non-heavy highway projects. Our most recent acquisition of the business of Concrete Construction Services of Arizona LLC, a company that provides residential, single-family concrete foundations for new housing in the Phoenix area, expanded our residential service offerings in Arizona. Finally, continuing expansion of both the building solutions and e-infrastructure business, as well as other acquisition opportunities, will lead to further penetration into adjacent markets.
Corporate Social Responsibility Highlights
We are committed to operating in a sustainable manner and being a responsible corporate citizen for the benefit of our employees, customers, investors, environment and the communities in which we live and work. We strive to grow our business in a sustainable and environmentally responsible manner and continue to evolve our communications detailing our actions. In 2022, we incorporated the United Nations Sustainable Goals, the Task Force on Climate-related Financial Disclosures and the Sustainability Accounting Standards Board frameworks into our sustainability report. To learn more about our environmental and social governance programs, please see our Environmental, Social and Governance (ESG) discussion posted within “The Sterling Way” section of our website at www.strlco.com. The information contained on our website is not a part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the Securities and Exchange Commission (SEC).
1 In November 2022, we divested our ownership with Myers & Sons Construction L.P. (Myers) and the Myers historical results are presented as discontinued operations on our 2022 Form 10-K. Financial information in this proxy statement reflects continuing operations, unless otherwise indicated.
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Executive Compensation Highlights
During the last few years, we have made several key enhancements to our executive compensation programs:

Focus on shareholder alignment	Transparent and rigorous annual incentive plan	Equity incentives tied to long-term growth	Commitment to sound compensation governance
We are committed to developing and maintaining executive compensation practices that enhance the performance of the Company and long-term value for its shareholders.

Compensation Program Best Practices:	Compensation Program Best Practices:
✓    Executive Incentive Program contains both short term and long term incentive awards.
✓    Rigorous and transparent incentive plans: Awards under our executive incentive programs are primarily based on the achievement of specific quantitative performance metrics.
✓    Retention of Independent Compensation Consultant.
✓    Stock Ownership Guidelines applicable to executive officers.
✓    Clawback Policy: applicable to awards under our cash and equity incentive programs.

✓    No Tax Gross-Ups: We do not provide any tax gross ups to our executive officers.
✓    Anti-Hedging Policy: We prohibit our executive officers from entering into hedging arrangements with respect to our securities.
✓    Anti-Pledging Policy: We prohibit our executive officers from pledging our securities.
✓    No Guaranteed Bonuses: We do not guarantee bonus payments to our executive officers.

Corporate Governance
Board Governance Guidelines; Ethics and Business Conduct Policy
We are committed to strong and effective governance practices that promote and protect the interests of our shareholders. Our board governance guidelines, along with the charters of the standing committees of our board, provide the framework for the governance of the Company and reflect the board’s commitment to monitor the effectiveness of policy and decision making at both the board and management levels. Our board governance guidelines and our code of business conduct are available at www.strlco.com under Investor Relations–Corporate Governance-Board Governance and -Code of Conduct, respectively. Both are available in print to any shareholder who requests a copy. Amendments to or waivers of our code of business conduct granted to any of our directors or executive officers will be published promptly on our website. Such information will remain on our website for at least 12 months.
Board Composition and Leadership Structure
Our board of directors has the primary responsibility of oversight of the management of our business and affairs. Our current board of directors consists of seven members, six of whom have been determined by our board to be independent. Mr. Cutillo, our chief executive officer, is our only non-independent director. Our board of directors recognizes the importance of having a strong independent board leadership structure to ensure accountability and to provide effective oversight of management.
Thomas M. White serves as our chair of the board of directors with responsibilities that include: (1) presiding at meetings of the board and executive sessions of its independent directors; (2) presiding at the annual meeting of shareholders; (3) serving as a liaison between the independent directors and senior management; (4) approving the agendas for board meetings; and (5) calling meetings of the full board and executive sessions of the independent directors. The board of directors believes that the separation of the roles of chair and chief executive officer, as required by our board governance guidelines, continues to be the appropriate leadership structure for the Company at this time. The board believes this structure provides an effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.
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Board and Committee Independence; Financial Experts
On the basis of information solicited from each director, and upon the advice and recommendation of the governance/nominating committee, our board of directors annually determines the independence of each of our then-current directors in connection with the nomination process. Further, in connection with the appointment of any new director to the board during the year, our board of directors makes the same determination. In making these determinations, our board, with assistance from the Company’s general counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the Company and management. In its review of director independence, our board and general counsel considered all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the Company or management.

Our board of directors has determined that each of our director nominees (other than Mr. Cutillo) has no material relationship with the Company and is independent as defined in the director independence standards of NASDAQ listing standards, as currently in effect. Further, our board of directors has determined that each of the members of the audit, compensation, and governance/nominating committees has no material relationship with the Company and satisfies the independence criteria set forth in the applicable NASDAQ listing standards and SEC rules. Our board of directors has also determined that each of the members of the audit and compensation committees satisfy the additional director qualifications for each committee set forth in the applicable NASDAQ listing standards and SEC rules. In addition, our board of directors has determined that Mr. Cregg and Ms. Dill each qualify as an “audit committee financial expert,” as such term is defined by the rules of the SEC.
Director Nominees Experience and Skills Matrix
The following table notes the breadth and variety of experience and skills that each of our director nominees brings to the Company and which enable the board to provide insightful leadership to the Company to advance its strategies:

Director Nominees Experience and Skills Matrix
Public Company C-Suite Experience	Service as CEO or a direct report to the CEO of a public company. Directors will have participated in or have specific experience with corporate strategy, capital markets, human resources and functional or business leadership.	7 of 7 director nominees
Construction & Infrastructure Industry Experience	Service as an operating executive or director at a company engaged in performing engineering and/or construction services or that routinely executes large scale capital projects. Directors meeting this criteria will be versed in all aspects of capital project management.	4 of 7 director nominees
Financial, Accounting and Financial Reporting Experience	Service within the past five years as a CEO or senior financial executive of a publicly-listed company, a partner with leadership responsibility at a major public accounting or investment banking firm serving publicly-listed companies, or as a member of the audit committee of a publicly-listed company.	6 of 7 director nominees
Other Public Company Board Experience	Directors who serve or have served on the board of another public company for a minimum of three consecutive years, providing knowledge of C-suite matters, including succession planning, talent development and executive compensation matters.	5 of 7 director nominees
Environmental and Social - Climate, Diversity, Equity & Inclusion	Experience as a director or executive in corporate sustainability and creating or managing the environmental or social programs, goals or policies (E&S) relating to climate, diversity, equity and inclusion. Directors meeting this criteria will be versed in sustainability and E&S aspects from an operational or shareholder perspective.	4 of 7 director nominees
Enterprise Risk Management - Information Technology & Cybersecurity	Experience overseeing enterprise-wide risk as a public company executive or board member. Qualifications will include an understanding of the risks facing the Company, specifically cybersecurity, information technology, legal, regulatory, and crisis management.	6 of 7 director nominees
Corporate Governance, Ethics, Corporate Strategy, & Business Development	Experience as a director or executive in corporate governance, ethics, corporate strategy and business development. Directors meeting this criteria will be versed in ethics, creating or managing business development aspects and governance a shareholder perspective.	5 of 7 director nominees
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Board Diversity, Tenure and Refreshment
We believe the Company’s director recruitment and nomination process demonstrates its continued focus on gender and racial diversity, as well as helps to ensure a diversity of skills, experience and tenure on our board, which further promotes and supports the Company’s long-term strategic goals.
Board Diversity
The addition of five new independent directors since 2017 (as discussed in more detail below under “Board Tenure and Refreshment”) has increased the diversity of our board, including the gender, racial, experience and skills diversity of our board. Over half of the director nominees are either a female or racial/ethnic minority. Although we do not have a formal diversity policy, we continue to focus on diversity as an important factor in determining the composition and make-up of the board and board diversity is a consideration in making nominee recommendations and filling board vacancies. During the recruitment and evaluation of the suitability of current directors and potential director nominees, the governance/nominating committee considers the diversity of directors and nominees as one consideration among many. To achieve diversity among directors, the governance/nominating committee considers a number of demographics, including, but not limited to, race, gender, ethnicity, culture, nationality and age to continue developing a board that reflects diverse backgrounds, viewpoints, experience, skills and expertise.
Board Tenure and Refreshment

The average tenure of our director nominees is less than five years, and the average age is less than 62. As part of its board recruitment process, the board will continue to seek to appoint new directors who complement the diversity, skills and expertise of the board. As mentioned above, gender and racial/ethnic diversity remain an important factor for the board in its director recruitment and refreshment efforts. The governance/nominating committee is in the process of identifying qualified board candidates to increase the board membership to eight. In connection with our commitment to strong governance practices that deliver value to our shareholders, the governance/nominating committee hired a third-party consultant to assist in the evaluation of the experience, qualifications, attributes and skills of the members of the board. Such third-party consultant is assisting the governance/nominating committee with an extensive and careful search to identify board candidates with highly additive skills and relevant experience to guide the Company’s ongoing transformation and maximize board effectiveness. However, the governance/nominating committee does not expect to complete this process by the date of the annual meeting.
Board Succession Planning
A key responsibility of the board is ensuring that an effective process is in place to provide continuity of leadership at all levels of the Company. The board, in conjunction with the governance/nominating committee, regularly focuses on succession planning as part of its refreshment process. In addition, the governance/nominating committee will continue to engage in regular dialogue relating to succession planning, including upcoming vacancies and potential candidates in keeping with its governance responsibilities.
Board and Committee Meeting Attendance
Our board of directors held a total of six meetings during 2022. Each director participated in more than 92% of the total number of meetings of our board and each committee on which such director served during 2022.
We expect our directors to attend the annual meetings of our shareholders. Our company practice is to schedule a regular meeting of the board of directors on the same day as the annual meeting of shareholders. All of our directors attended our 2022 annual meeting of shareholders either in person or by phone, and were available to answer questions.
Board Committees
To provide for effective direction and management of our business, our board has established three standing committees: an audit committee, a compensation and talent development committee (referred to as the “compensation committee” in most instances herein) and a corporate governance and nominating committee (referred to as the “governance/nominating committee” in most instances herein). Each of the audit, compensation and governance/nominating committees are composed entirely of independent directors. Each committee operates under a written charter adopted by our board. All of the committee charters are available on our website at www.strlco.com under Investor Relations and are available in print upon request. The following table identifies the current committee members.
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Name of Director(1)	Audit Committee	Compensation and Talent Development Committee	Corporate Governance and Nominating Committee
Roger A. Cregg	Chair	--	✓
Julie A. Dill	✓	✓	--
Dana C. O’Brien	--	Chair	✓
Charles R. Patton	--	✓	Chair
Thomas M. White(1)	--	--	--
Dwayne A. Wilson	✓	✓	--
(1)As a non-independent director, Mr. Cutillo does not serve as a member of any committee of the board, all of which are composed entirely of independent directors. In addition, our board Chairman, Mr. White, does not sit on any committee of the board.
Audit Committee
The audit committee assists the board in fulfilling its oversight responsibilities related to (1) the integrity of the Company’s financial statements; (2) compliance with legal and regulatory requirements; (3) the qualifications, independence and performance of the Company’s independent registered public accounting firm; (4) the design and implementation of the Company’s internal audit functions and the performance of such internal audit functions; and (5) the review and approval or ratification of any transaction that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Please refer to the “Audit Committee Report” included in this proxy statement for more information. The audit committee held seven meetings in 2022.
Compensation and Talent Development Committee
The compensation committee assists the board in fulfilling its oversight responsibilities by (1) discharging the board’s responsibilities relating to the compensation of our executive officers; (2) overseeing the form and amount of director compensation; (3) overseeing the administration of our cash-based and equity-based incentive compensation plans; and (4) developing and overseeing the plan regarding the succession of key management. Please refer to “Compensation and Talent Development Committee Procedures” included in this proxy statement for more information. The compensation committee held seven meetings in 2022.
Corporate Governance and Nominating Committee
The governance/nominating committee assists the board in fulfilling its oversight responsibilities by (1) identifying, considering and recommending to the board qualified candidates for directorship; (2) monitoring the composition of the board and its committees and making recommendations to the board on the membership of the committees; (3) maintaining our board governance guidelines and recommending to the board any desirable changes; (4) leading the board in its annual review of the Board’s performance; and (5) addressing any related matters required by the federal securities laws or The NASDAQ Stock Market LLC (“NASDAQ”). The governance/nominating committee held five meetings in 2022.
Compensation and Talent Development Committee Procedures
The compensation committee has the sole authority to set annual compensation amounts and annual incentive plan criteria for our executive officers, evaluate the performance of our executive officers, and make awards to our executive officers under our incentive plans and programs. The compensation committee also reviews director compensation, and when appropriate, recommends to the board any proposed plan or arrangement, including employment agreements, providing for incentive, severance, retirement, change-in-control or other compensation to our executive officers. The compensation committee oversees our assessment of whether our executive officer and director compensation policies and practices are likely to expose the Company to material risks.
In exercising its authority and carrying out its responsibilities, the compensation committee meets to discuss the structure of executive and director compensation, proposed employment agreements, severance arrangements, salaries, cash and equity incentive awards, and the achievement and the setting of financial and individual performance goals on which executive incentive compensation is based, using information circulated in advance of the meeting by, or on behalf of, the chair of the compensation committee. The compensation committee may delegate any of its responsibilities to one or more members of the committee, except to the extent such delegation is prohibited by law, rules and regulations of the
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SEC or the listing standards of NASDAQ. When the compensation committee discusses an executive officer's compensation, he or she is not permitted to be present.
The compensation committee engaged an independent executive compensation consultant to advise the compensation committee on matters related to executive compensation. Please refer to the section titled “Executive Officer Compensation—Compensation Discussion and Analysis” for more information related to the independent executive compensation consultant.
Board Evaluation Process
The governance/nominating committee is responsible for overseeing the annual performance evaluation of the board. Annually, an evaluation of the full board and each committee is conducted. This board evaluation process is intended to evaluate director performance for the purpose of improving board and committee processes and effectiveness. The process produces quantitative ratings and subjective comments in key areas of board practices and provides directors with suggestions for improvement. The evaluation covers topics such as board and committee (i) composition and structure; (ii) meetings and materials; (iii) interaction with management; and (iv) role and effectiveness. The evaluation summary is then discussed by the independent directors in an executive session held for such purpose. Any areas of board or committee performance that are identified as needing improvement or change are considered by the governance/nominating committee, which then makes a recommendation to the board on the matter. Recent improvements as a result of the board evaluation process include periodic rotation of committee chairs and membership, the addition of another financial expert to the audit committee, the establishment of a mandatory director retirement age, directors with more public company board experience, and a continued focus on board gender and ethnic diversity.

Board’s Role in Oversight of Risk Management
Our board of directors as a whole is responsible for risk oversight, with reviews of certain areas being conducted by the relevant board committees that report to the full board. In its risk oversight role, our board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. The Board evaluates risks over the short-term and over the long term. Risk evaluation over the short-term includes the assessment of multiple inputs, including (i) receiving management updates on our business operations, financial results and strategy and discussing risks related to the business at each regular board meeting, (ii) receiving regular reports on all significant committee activities at each regular board meeting and (iii) evaluating the risks inherent in significant transactions, as applicable. In connection with risk evaluation over the long-term, the Board also seeks out the input of subject matter experts and consultants. Accordingly, a formal, enterprise risk assessment, which includes numerous members of company management, is performed annually as part our strategic plan process. Throughout the year, the board of directors received briefings and assessments of the Company’s risks, including, among other items, key risks related to:

•Contract structure & litigation management
•Project construction, third party performance and claims management
•Health, safety and environment (“HSE”) compliance, including COVID-19 impacts
•Environmental responsibility and sustainability, including ESG compliance and climate-related impacts
•Internal controls and financial reporting including liquidity & cash management

•Information technology (“IT”), data governance, cybersecurity and overall data security
•Macro-economic factors and supply chain management
•Management of 50% owned entities, construction joint venture (“JV”) partners and new acquirees
•Organizational alignment, strategy and growth
•Project selection, forecasting and bid management
•Talent acquisition & development and retention & succession planning

Our board believes that full and open communication between executive management and our board is essential to effective risk oversight. Our chair of the board meets regularly with executive management to discuss a variety of matters including business strategies, opportunities, key challenges and risks facing the Company, as well as enterprise risk assessment and risk mitigation strategies. Executive management attends all regularly scheduled board meetings where they make presentations to our board on various strategic matters involving our operations and are available to address any questions or concerns raised by our board on risk management or any other matters. Our board of directors oversees the strategic direction of the Company, and in doing so considers the potential rewards and risks of the Company’s business opportunities and challenges, and monitors the development and management of risks that impact our strategic goals. The board’s involvement in the strategic planning process is a critical part of the assessment of the risks that impact our strategic goals and the management of those risks as they develop. The board holds annual strategic and succession planning sessions to discuss, among other things, the progression of the Company’s strategy as it relates
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to each operating segment, market presentations specific to each segment, and the utilization and development of talent and management succession.
The standing committees of the board of directors support the board in fulfilling its oversight responsibilities, including oversight of risk management. The chart below provides an overview of the areas overseen by each committee.
The audit committee assists our board in fulfilling its oversight responsibilities with respect to certain areas of risk. The audit committee is responsible for reviewing and discussing with management and our independent registered public accounting firm any guidelines and policies relating to risk assessment and risk management, and the measures management has taken to monitor, control and minimize the Company’s major financial risk exposures. The audit committee also discusses with our independent registered public accounting firm the results of their processes to assess risk in the context of its audit engagement. Our independent registered public accounting firm meets regularly in executive session with the audit committee. The audit committee regularly reports on these matters to the full board. The audit committee also assists our board in fulfilling its oversight responsibilities by monitoring the effectiveness of the Company’s internal controls over financial reporting, reviewing and approving related party transactions, overseeing IT governance and data security, evaluating the company’s macro-economic factors and reviewing the Company’s legal and regulatory compliance, including contract structure and litigation management. Finally, in furtherance of its risk oversight responsibility, the audit committee provides complaint reporting procedures for the confidential, anonymous submissions by employees and others of concerns regarding questionable accounting, auditing and any other matters. These submissions are collected by an independent organization specializing in those services, and are conveyed to the chair of the audit committee and our general counsel and chief compliance officer.
The compensation committee assists our board in fulfilling its oversight responsibilities with respect to the Company’s assessment of whether its compensation policies and practices are likely to expose the Company to material risks, including incentive compensation of executives. In addition, in consultation with management, the compensation committee is responsible for overseeing the Company’s compliance with regulations governing executive compensation. The compensation committee also oversees the Company’s talent acquisition, development and retention as well as the succession plan for key senior management positions, which we consider a critical asset of the Company.
Our board of directors has direct oversight responsibilities with respect to the management of risks, including HSE compliance, ESG compliance, climate change related factors, management and integration of 50% owned entities, construction JV partners and new acquirees. The governance/nominating committee addresses the board and committee leadership structure, including committee appointments, size of board and nomination of board members, and corporate governance matters by identifying and recommending for nomination well-qualified independent directors, periodically reviewing of our board governance guidelines, and conducting annual board self-evaluations and individual director evaluations (through the chair of the committee). As needed, the governance/nominating committee also assists with
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succession planning for the chair of the board. In addition, the governance/nominating committee reviews and discusses with management and the board the CEO succession plan. The governance/nominating committee, in consultation with management and the board periodically reviews and updates its CEO succession plan. Furthermore, the committee is responsible for developing and maintaining procedures to address emergency CEO succession planning in extraordinary circumstances, which mitigates the disruption and loss of continuity to our business and operations during a transition period.
Stock Ownership Guidelines
The board of directors believes that it is in the best interests of the Company and its shareholders that directors and executive officers have a meaningful proprietary stake in the Company so that their interests are aligned with the interests of shareholders. Accordingly, the board has adopted stock ownership guidelines applicable to our non-employee directors and our executive officers. The stock ownership guidelines are administered by the governance/nominating committee.
Under our stock ownership guidelines, each non-employee director is expected to acquire and maintain ownership of our common stock valued at five times his or her annual cash retainer, which is currently $90,000. The value of the shares is based on the greater of the then current market price or the grant date fair value. Shares of our common stock owned individually or jointly, shares held by members of the director’s immediate family or by a trust for the director or his or her immediate family, as well as shares subject to unvested restricted stock and restricted stock units are counted for purposes of the stock ownership guidelines. Under the stock ownership guidelines, our directors have five years from the date of appointment or election to comply with the stock ownership guidelines. As of March 9, 2023, all of our current non-employee directors exceeded their target ownership levels.
For information regarding the stock ownership guidelines applicable to our executive officers, and the compliance therewith, see “Compensation Discussion and Analysis—Executive Stock Ownership Guidelines.”
Consideration of Director Nominees and Shareholder Nomination Procedures
In evaluating nominees for membership on our board of directors, the governance/nominating committee has not specified any minimum qualifications for serving on the board, but seeks to achieve a board that is composed of individuals who have experience that is relevant to the needs of the Company, who have a high level of professional and personal integrity, who have the ability and willingness to work cooperatively with other members of our board and with senior management, and who contribute to the cognitive diversity of the board taking into account many factors, including business experience, public sector experience, professional training, public and private offices held, race, gender, ethnicity, culture, nationality and age, among other considerations. Experience in the construction industry and in one or more of engineering, transportation, finance and accounting, corporate governance, senior management, and public sector are considered particularly valuable. An independent director candidate is expected to be committed to enhancing shareholder value, and to have sufficient time to carry out the duties of a director, both on the full board and on one or more of its standing committees. In selecting nominees, the governance/nominating committee will seek to have a board of directors that represents a diverse range of perspectives and experience relevant to the Company. The governance/nominating committee will also evaluate each individual in the context of our board as a whole, with the objective of recommending nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full board, and represent shareholder interests through the exercise of sound judgment using his or her diversity of experience in these various areas. In determining whether to recommend a director for re-election, the governance/nominating committee will also consider the director’s age, tenure, past attendance at meetings and participation in and contributions to the activities of our board.
The governance/nominating committee will regularly assess whether the size of our board is appropriate, and whether any vacancies on our board are expected due to retirement or otherwise. In addition, the governance/nominating committee periodically assesses the experience, qualifications, attributes and skills of the independent directors to determine if there are gaps that the board should seek to fill. In the event that vacancies are anticipated, or otherwise arise, the governance/nominating committee will consider various potential candidates who may come to the governance/nominating committee’s attention through professional search firms, shareholders or other persons. Alternatively, the governance/nominating committee may recommend a reduction in the size of the board. Each candidate brought to the attention of the governance/nominating committee, regardless of who recommended such candidate, will be considered on the basis of the criteria set forth above.
The governance/nominating committee is in the process of identifying a qualified board candidate to increase the board membership to eight. In connection with our commitment to strong governance practices that deliver value to our shareholders, the governance/nominating committee hired a third-party consultant to assist in an additional evaluation of
| 10 | Sterling Infrastructure | 2023 Proxy Statement

the experience, qualifications, attributes and skills of the members of the board. Such third-party consultant is assisting the governance/nominating committee with an extensive and careful search to identify board candidates with highly additive skills and relevant experience to guide the Company’s ongoing transformation and maximize board effectiveness. The governance/nominating committee does not expect to complete this process by the date of the annual meeting.
In accordance with its charter, the governance/nominating committee will consider candidates proposed for nomination by our shareholders. Shareholders may propose candidates for consideration by the governance/nominating committee by submitting the names and supporting information to: ℅ Corporate Secretary, Sterling Infrastructure, Inc., 1800 Hughes Landing Blvd. — Suite 250, The Woodlands, Texas 77380. No shareholder nominations were received for the 2023 annual meeting.
In addition, our bylaws permit shareholders to nominate candidates for consideration at next year’s annual shareholder meeting. Any nomination must be in writing and received by our corporate secretary at our principal executive offices no later than February 2, 2024. If the date of next year’s annual meeting is moved to a date more than 30 days before or 90 days after the anniversary of this year’s annual meeting, the nomination must be received no later than 90 days prior to the date of the 2024 annual meeting or 10 days following the public announcement of the date of the 2024 annual meeting. Any shareholder submitting a nomination under our bylaws must comply with the requirement provided in the bylaws including providing: (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act (including such nominee’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected); and (b) the name and address (as they appear on the Company’s books) of the nominating shareholder and the class and number of shares beneficially owned by such shareholder.

In addition to satisfying the foregoing requirements under our bylaws with respect to advance notice deadlines and informational requirements, shareholders who intend to solicit proxies in support of director nominees other than our nominees must comply with additional requirements prescribed by Rule 14a-19(b) under the Exchange Act to comply with the universal proxy rules. The requirements under the universal proxy rules are in addition to the applicable procedural requirements under our bylaws described above.
Communications with the Board and Shareholder Engagement
Shareholders or other interested parties may communicate directly with one or more members of our board, or the non-employee directors as a group, by writing to the director or directors at the following address: ℅ Corporate Secretary, Sterling Infrastructure, Inc., 1800 Hughes Landing Blvd. — Suite 250, The Woodlands, Texas 77380; or by e-mail to the corporate secretary at: Strlco@Lighthouse-Services.com. Each communication should specify the addressee as well as the general topic. The communication will be forwarded to the appropriate director or directors, unless it is frivolous. If the communication is voluminous, the corporate secretary will summarize it and furnish a summary to the appropriate director or directors. We engage in regular dialogue with our shareholders and shareholders’ representatives.

Director Compensation
In setting director compensation, we consider the significant amount of time directors dedicate in fulfilling their duties as directors, as well as the skill-level required to be an effective member of our board. We also seek to align the directors’ compensation with our shareholders’ interest by delivering a substantial portion of that compensation in the form of equity-based compensation. The compensation and talent development committee reviews the form and amount of director compensation and makes recommendations to the full board. We use a combination of cash and equity-based incentive compensation to compensate our non-employee directors, as described below.
In March 2021, the compensation and talent development committee reviewed a report, prepared by Meridian Compensation Partners, LLC (“Meridian”), the board’s independent compensation consultant, who had conducted a competitive analysis of non-employee director compensation and then evaluated our program in light of the results of its analysis. Meridian reviewed the Company’s non-employee director compensation program relative to the non-employee director compensation programs of the Company’s compensation benchmarking peer group.
Meridian’s findings indicated that while the annual cash to equity pay mix aligned closely with the peer group average, our total, per director average compensation was in the bottom quartile of the peer group and that no changes had been made to director compensation for the previous three years. In March 2021, following the compensation and talent development committee’s review of the report and discussions with Meridian, the committee recommended, and the board approved, our current director compensation program, which has been effective since the 2021 annual meeting of
Sterling Infrastructure | 2023 Proxy Statement | 11 |

shareholders. Our board governance guidelines provide that director compensation shall be reviewed and approved every other year, thus the compensation and talent development committee will review director compensation during 2023.
Cash Compensation
Each non-employee director receives an annual fee paid monthly consisting of, as applicable:
•$90,000 for serving on our board (including the chair of the board of directors);
•$25,000 for serving as chair of the audit committee (including if performed by the chair of the board of directors);
•$15,000 for serving as chair of the compensation committee (unless performed by the chair of the board of directors);
•$15,000 for serving as chair of the governance/nominating committee (unless performed by the chair of the board of directors); and
•$100,000 for serving as chair of the board of directors.
Also, each director receives reimbursement for reasonable out of pocket expenses incurred in attending board and committee meetings, as well as investor conferences and education programs attended at the request of the Company. We do not pay meeting fees to our directors.
Equity-Based Compensation
Each non-employee director also receives equity-based compensation valued at $100,000 under our shareholder-approved stock incentive plan consisting of annual grants of restricted stock. Each year on the day of the annual meeting of shareholders, each non-employee director is awarded shares of restricted stock, with the number of shares granted determined by dividing $100,000 by the closing price of our common stock on the previous trading day. The restricted stock vests the day prior to the following year’s annual meeting of shareholders, with potential accelerated vesting in the event that the non-employee director dies, becomes permanently disabled, is subject to mandatory retirement, or in the event there is a qualifying change of control of the Company. Unless otherwise determined by the board, the restricted stock is forfeited if prior to vesting, the director ceases to be a director for any other reason. In addition, new directors joining our board other than at an annual meeting receive a pro rata award of restricted stock.
2022 Director Compensation
The table below summarizes the total compensation paid to, earned by or awarded to our non-employee directors during 2022. The amount included in the “Stock Awards” column reflects the aggregate grant date fair value of the restricted stock, and does not necessarily reflect the income that will ultimately be realized by the director for these stock awards. Mr. Cutillo does not receive any compensation for his service on our board of directors. The compensation paid to Mr. Cutillo during 2022 is reflected in the “2022 Summary Compensation” table on page 32.

Name of Director	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Roger A. Cregg	$115,000	$100,023	$215,023
Julie A. Dill	90,000	100,023	190,023
Raymond F. Messer(2)	37,500	—	37,500
Dana C. O’Brien	105,000	100,023	205,023
Charles R. Patton	105,000	100,023	205,023
Thomas M. White	190,000	100,023	290,023
Dwayne A. Wilson	90,000	100,023	190,023
(1)Amounts reflect the aggregate grant date fair value of the restricted stock, which is valued on the date of grant at the closing sale price per share of our common stock in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 (“ASC 718”), disregarding the effect of forfeitures. On May 4, 2022, each non-employee director was granted 4,269 shares of restricted stock, with a grant date fair value of $23.43 per share. As of December 31, 2022, these were the only shares of restricted stock held by our non-employee directors.
(2)Mr. Messer retired as a director in conjunction with the 2022 annual meeting.
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Proposal No. 1: Election of Directors
In accordance with our bylaws, our board of directors has fixed the size of the board at eight directors. In connection with our commitment to strong governance practices that deliver value to our shareholders, the governance/nominating committee hired a third-party consultant to assist in an additional evaluation of the experience, qualifications, attributes and skills of the members of the board. Such third-party consultant is assisting the governance/nominating committee with an extensive and careful search to identify board candidates with highly additive skills and relevant experience to guide the Company’s ongoing transformation and maximize board effectiveness. However, the governance/nominating committee does not expect to complete this process by the date of the annual meeting. Therefore, the board will continue to have a vacancy following the annual meeting. The governance/nominating committee and the board will identify a suitable candidate to fill this vacancy.

Upon recommendation of our governance/nominating committee, our board of directors has nominated Roger A. Cregg, Joseph A. Cutillo, Julie A. Dill, Dana C. O’Brien, Charles R. Patton, Thomas M. White and Dwayne A. Wilson to serve as our directors, each until the next annual meeting and election of their successor. All of the nominees are current directors. Each nominee has consented to being named as a nominee in this proxy statement and to serve as a director if elected. The persons named as proxies intend to vote your shares of our common stock for the election of each of the director nominees, unless otherwise directed. If, contrary to our present expectations, any nominee is unable to serve, the proxy holders may vote for a substitute nominee. The board has no reason to believe that any of the nominees will be unable to serve.
Vote Required to Elect Director Nominees
Under our bylaws, in an uncontested election, our directors are elected by a majority of the votes cast, with the directors receiving more for than against votes being elected. In contested elections where the number of nominees exceeds the number of directors to be elected, directors are elected by a plurality vote, with the director nominees who receive the most votes being elected.
As a condition to nomination for election or re-election to the board in an uncontested election, each incumbent director or director nominee submits to the board in advance of the annual meeting an executed irrevocable letter of resignation that is deemed tendered if the director fails to receive the votes required for election or re-election. Such resignation shall only be effective upon acceptance by the board of directors, which effective time may be deferred until a new director is identified and appointed to the board.
If an incumbent director fails to achieve a majority of the votes cast in an uncontested election, the governance/nominating committee will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. The board of directors will act promptly on the governance/nominating committee's recommendation, considering all factors that the board of directors believes to be relevant, and will publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”
Recommendation of the Board of Directors

✓	OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE SEVEN DIRECTOR NOMINEES LISTED BELOW.
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Information about Director Nominees
The table below provides certain information as of March 9, 2023, with respect to the director nominees. The biography of each of the director nominees contains information regarding the person’s business experience, director positions with other public companies held currently or at any time during the last five years, and the experiences, qualifications, attributes and skills that caused our board to determine that the person should be nominated to serve as a director of the Company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

Roger A. Cregg (Independent)	Age: 66	Director Since: 2019
Mr. Cregg has served as a member of the board of directors of Comerica Incorporated, a NYSE listed financial services company, since 2006, where he is Chair of the Audit Committee, Chair of the Qualified Legal Compliance Committee and a member of the Enterprise and Risk Management Committee. Mr. Cregg previously served as President and Chief Executive Officer and director of AV Homes, Inc., a NASDAQ-listed homebuilder, from 2012 until its sale to Taylor Morrison Homes. Prior to that, Mr. Cregg served as a senior executive and Chief Financial Officer to The Servicemaster Company from 2011 to 2012, PulteGroup, Inc. (NYSE) from 1998 to 2011, the Zenith Electronics Corporation (NYSE) from 1996 to 1998 and Sweetheart Cup Company, Inc. from 1990 to 1996. Mr. Cregg also currently serves on the Advisory Boards of Davidson Homes, LLC and Camden Homes, LLC, both private home building companies. Mr. Cregg previously served on the board of directors of the Federal Reserve Bank of Chicago, Detroit Branch, from 2004 to 2009, including serving as the Chairman of the board in 2006.
Former President and CEO of	Experience, Qualifications, Attributes & Skills
AV Homes, Inc.; Director of Comerica Incorporated Board Committees: ✓ Audit (Chair) ✓ Governance/Nominating Other Public Company Directorships: •Comerica Incorporated (2006–Present)	Mr. Cregg is an accomplished and operationally oriented executive who has had a broad range of responsibilities, including having served as a Chief Executive Officer and Chief Financial Officer of public and private companies, along with having served on numerous boards of directors. Mr. Cregg’s public and private company executive management leadership experience provides the board with demonstrated leadership capability and extensive knowledge of complex financial and operational issues. His experience provides valuable insight to the board, particularly in his role as audit committee chair and as an audit committee financial expert.

Joseph A. Cutillo (Chief Executive Officer)	Age: 57	Director Since: 2017

Mr. Cutillo has served as the Chief Executive Officer of the Company since 2017. He joined the Company in October 2015 as Vice President, Strategy & Business Development. In May 2016, he was promoted to Executive Vice President and Chief Business Development Officer. In February 2017, he was promoted to President of the Company and in April 2017 he was promoted to Chief Executive Officer. Prior to joining the Company, Mr. Cutillo was President and Chief Executive Officer of Inland Pipe Rehabilitation LLC, a private equity-backed trenchless pipe rehabilitation company, from August 2008 to October 2015. Mr. Cutillo also currently serves on the Advisory Board of Commonwealth LNG, LLC, a private, project development company specializing in the development of a liquefied gas facility in Cameron, Louisiana, on the board of the American Road and Transportation Builders Association and as a member of the Northeastern University Civil and Environmental Engineering Industry Advisory Board.

Chief Executive Officer of	Experience, Qualifications, Attributes & Skills
Sterling Infrastrucure, Inc. Board Committees: N/A Other Public Company Directorships: N/A	Mr. Cutillo brings to the board his over 30 years of managerial experience and a deep understanding of emerging opportunities in heavy civil construction, industrial, and water infrastructure markets. In addition, Mr. Cutillo’s knowledge and understanding of the Company’s operational strategy and organizational structure, together with his operational and leadership experience at various levels of management contribute to the breadth and depth of the board’s deliberations.

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Julie A. Dill (Independent)	Age: 63	Director Since: 2021
Ms. Dill is Director Certified by the National Association of Corporate Directors and currently serves on the board of the NACD Tri-Cities Chapter. She also serves as a member of the board of directors of Rayonier Advanced Materials, Inc. (NYSE) since 2018 where she is Chair of the Compensation Committee and a member of the Nominating and Governance Committee. From 2007 until its merger with Enbridge in 2017, Ms. Dill served in multiple executive positions at Spectra Energy Corporation (NYSE) including serving as the President of Union Gas (2007-2011), as the President and CEO of Spectra Energy Partners (NYSE) from 2012-2013 and most recently as the Chief Communications Officer, which included responsibilities for investor relations, internal and external communications, community relations and sustainability. Previously, Ms. Dill held various positions with Duke Energy and Shell Oil Company, including serving as the President of Duke Energy’s Asia Pacific Operations in 2001-2004. Ms. Dill has served on the then publicly held boards of Inter Pipeline Limited (TSX) from 2018-2021 and QEP Resources (NYSE) from 2013-2021 in a variety of committee roles, including chairing the audit and EH&S committees. Since 2019, Ms. Dill has served on the board of Southern Star Central Gas Pipeline and has been the Chair since 2021. Ms. Dill is an advisory board member at Centuri Group, an infrastructure services company, and on the advisory council at New Mexico State University.
Former CEO, Spectra Energy	Experience, Qualifications, Attributes & Skills
Partners; Director of Rayonier Advanced Materials, Inc. Board Committees: ✓ Audit ✓ Compensation Other Public Company Directorships: •Rayonier Advanced Materials, Inc. (2018–Present)	Ms. Dill has over 40 years of experience in large public companies and nearly a decade of board experience with both public and private companies. During her tenure as President and Chief Executive Officer of Spectra Energy Partners and in her other executive positions, she acquired leadership, financial, and corporate governance skills that enable her to bring to the Company valuable strategic insights into board matters generally. Ms. Dill’s committee experiences with several publicly traded companies and extensive knowledge of complex financial and operational issues are integral to her role on the board, especially the audit committee and as an audit committee financial expert.

Dana C. O’Brien (Independent)	Age: 55	Director Since: 2019
Ms. O’Brien has served as Senior Vice President, General Counsel and Secretary of Olin Corporation, a NYSE listed chemical manufacturer, since November 2021. Ms. O’Brien previously served as Senior Vice President and General Counsel of The Brinks Company, a NYSE listed cash management, secure route-based logistics and payment solutions company, from April 2019 to November 2021. From 2014 to 2019, Ms. O’Brien served as the Senior Vice President and General Counsel of CenterPoint Energy, a Fortune 500, NYSE listed company that provides electric transmission and distribution, natural gas distribution, and energy services operations.
Senior Vice President,	Experience, Qualifications, Attributes & Skills
General Counsel and Secretary of Olin Corporation Board Committees: ✓ Compensation (Chair) ✓ Governance/Nominating Other Public Company Directorships: N/A	Ms. O’Brien has over 20 years of experience in numerous executive level roles and brings to the board her background as a lawyer, with experience in corporate governance and regulatory compliance, having served as general counsel of multiple public companies. Ms. O’Brien has gained extensive leadership and managerial experience and regulatory compliance experience as an executive and general counsel in the energy and construction industries. Her legal background in the construction industry brings value to the board in fulfilling its role of risk oversight, among other areas.
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Charles R. Patton (Independent)	Age: 63	Director Since: 2013
Mr. Patton retired July 1, 2022 as Executive Vice President, External Affairs American Electric Power Company, Inc. (AEP) one of the largest electric utilities in the U.S., serving nearly 5.4 million customers in 11 states. From 2017 until his retirement, Mr. Patton was responsible for leading AEP’s customer services, economic development, regulatory, communications, federal public policy, North American Electric Reliability Corporation (NERC) compliance and corporate sustainability (ESG) initiatives. From 2010 to 2017, Mr. Patton served as President and Chief Operating Officer of Appalachian Power Company, a unit of AEP, where Mr. Patton was responsible for utility operations, strategy, profit and loss and all external relationships. From June 2008 to June 2010, Mr. Patton served as Senior Vice President of Regulatory Policy before transitioning to the role of Executive Vice President of AEP’s Western utilities where he was responsible for oversight of utilities in Texas, Louisiana, Arkansas and Oklahoma. From May 2004 to June 2008, Mr. Patton served as the President and Chief Operating Officer for AEP Texas, serving over one million customers in South and West Texas. From January 2014 through 2016, Mr. Patton served as a director of the Richmond Federal Reserve Bank. Currently, Mr. Patton sits on the board of Messer, Inc. and Messer Construction Company, where he is also a member of the compensation committee, and also sits on the advisory board of Centuri Group, an infrastructure services company. He also serves on the executive committee of the Mid-Ohio YMCA which in addition to its community centers oversees a variety of childcare and housing programs.
Former Executive Vice President for External Affairs of American Electric Power Company, Inc. Board Committees: ✓ Compensation ✓ Governance/Nominating (Chair) Other Public Company Directorships: N/A
Experience, Qualifications, Attributes & Skills
Mr. Patton brings to the board his extensive experience in the utilities industry and considerable high-level executive and management experience. He has extensive operational experience leading large AEP subsidiaries in all manner of electric utility service delivery and operations, including safety, training and culture. Additionally, Mr. Patton was responsible for the financial performance of each unit that he led. Mr. Patton also has considerable experience in strategic planning, regulatory compliance, communications and government affairs. The breadth of his experiences benefit the board in its deliberations by bringing a unique perspective to the board, its committees and the Company.

Thomas M. White (Independent)	Age: 65	Director Since: 2018
Mr. White was the Executive Chairman of Cardinal Logistics Holdings, LLC, a privately held, dedicated transportation and logistics services provider from 2015 to 2019. Mr. White served as an Operating Partner for Apollo Global Management L.P., an alternative asset management firm, serving in a variety of interim operating roles (COO and CFO) and board of director positions for its portfolio companies from 2007 until 2014. Mr. White served as Chief Financial Officer of Hub Group, Inc., a NASDAQ listed company which provides logistics services from 2002 to 2007. Prior to joining Hub Group, Mr. White was an audit partner with Arthur Andersen, which he joined in 1979. Currently Mr. White sits on the privately held board of JPW Holdings GP LLC, a wholesale distributor of machine tools and equipment. Previously Mr. White served on the board of privately held Reddy Ice Holdings, Inc., and also served on the then publicly held boards of Landauer, Inc. (NYSE), FTD Group, Inc. (NASDAQ) and Quality Distribution, Inc. (NASDAQ) in a variety of roles including board chairman and committee chairman of the audit and compensation committees. In addition, he served on the audit committees of the then privately held boards of CEVA Logistics, plc (now listed on the SIX Swiss Exchange) and EVERTEC, Inc. (now listed on the NYSE). Mr. White is a non-practicing Certified Public Accountant. Mr. White was elected chairman of the Company’s board of directors in December 2019.
Chair of the Board of Sterling Infrastructure, Inc.; Former Chairman of Cardinal Logistics Holdings; Former CFO of Hub Group, Inc. Board Committees: N/A Other Public Company Directorships: N/A
Experience, Qualifications, Attributes & Skills
Mr. White brings to the board over 40 years of financial and operational management expertise. Mr. White’s high-level management experience provides considerable knowledge and benefits to corporate governance matters and board deliberations. In addition, Mr. White is also a Certified Public Accountant and qualifies as an audit committee financial expert. His extensive background in accounting, finance, operations and strategic planning experience provides the board with extensive insight as well as leadership skills and provides the board with valuable insight, leadership and expertise, particularly in his role as chair of the board.
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Dwayne A. Wilson (Independent)	Age: 64	Director Since: 2020
Mr. Wilson was Senior Vice President of Fluor Corporation (NYSE), an American multinational engineering and construction firm, from 2014 to 2016. From 2011 until 2014, Mr. Wilson served as President & CEO of Savannah River Nuclear Solutions, a joint venture between Fluor, Honeywell and Newport News. From 1980 until 2011, Mr. Wilson served increasing roles of executive responsibility with Fluor, including President of its Industrial and Infrastructure business, President of its Mining & Minerals business, and President of its Commercial & Industrial business. Currently, Mr. Wilson sits on the public company boards of Crown Holdings, Inc. (NYSE), Ingredion, Inc. (NYSE), where he previously chaired the compensation committee, and DT Mistream, Inc (NYSE) where he is chair of the compensation committee. Previously, Mr. Wilson served on the board of AK Steel Holding Corporation, including the public and environmental affairs and nominating and corporate governance committees.
Former Senior Vice President of	Experience, Qualifications, Attributes & Skills
Fluor Corporation; Director of Ingredion, Inc.; Crown Holdings, Inc. and DT Midstream, Inc.
Board Committees:
✓ Audit
✓ Compensation
Other Public Company Directorships:
•Crown Holdings, Inc.
(2020–Present)
•Ingredion, Inc.
(2010–Present)
•DT Midstream, Inc.
(2021–Present)
•AK Steel Holding Co.
(2017-2020)

Mr. Wilson brings over 35 years of experience as an engineering, procurement and construction industry executive. In addition, Mr. Wilson has over 10 years of public company board and committee experience and high-level management expertise, which provide the board with invaluable corporate governance knowledge. The board will benefit from his perspective, particularly in the areas of technology, operational excellence and supply chain management. His broad range of experience and exposure to a number of diverse end markets through his various leadership positions provide the board and its committees with valuable insight and expertise.

Information about Executive Officers
The table below sets forth certain biographical information as of March 9, 2023 with respect to all of our executive officers, except our CEO, whose information is provided in Information about Director Nominees.

Ronald A. Ballschmiede Age: 67 Executive Officer Since: 2015 Executive Vice President, Chief Financial Officer & Chief Accounting Officer
Mr. Ballschmiede has been the Executive Vice President, Chief Financial Officer & Chief Accounting Officer since joining the Company in November 2015. From June 2006 until March 2015, Mr. Ballschmiede was Executive Vice President & Chief Financial Officer of Chicago Bridge & Iron Company N.V., a leading engineering, procurement and construction contractor.

Mark D. Wolf Age: 62 Executive Officer Since: 2020 General Counsel, Chief Compliance Officer & Corporate Secretary
Mr. Wolf has been the General Counsel, Chief Compliance Officer & Corporate Secretary since joining the Company in August 2020 after previously serving as Vice President, General Counsel & Corporate Secretary of US Well Services, Inc., an oil & gas, electric fracturing company. From January 2017 to January 2019, Mr. Wolf served as Vice President – Legal for TechnipFMC, a global oil & gas manufacturing and services company, and as Deputy General Counsel for FMC Technologies, Inc. from December 2015 until its merger with Technip in January 2017.

Sterling Infrastructure | 2023 Proxy Statement | 17 |

Proposal No. 2: Amendment of Our Certificate of Incorporation
Adoption of the Amendment
On March 2, 2023, the Board of Directors adopted, subject to the approval of the shareholders, an amendment of Section 4.1(b) of Article IV of the Company's Certificate of Incorporation (“charter”) to increase the number of shares of common stock that the Company is authorized to issue from 38,000,000 shares to 58,000,000 shares. This amendment to increase the shares of authorized common stock will not change the current number of issued shares. In accordance with the Delaware General Corporation Law (“DGCL”), the Board has declared the amendment to be advisable and in the best interest of the Company and its shareholders.
The amended Section 4.1(b) will read as follows:
"The number of shares of Common Stock that the Corporation has authority to issue is fifty-eight million (58,000,000) with a par value of one cent ($0.01) per share."
Reasons for the Amendment and Effect of an Increase in Authorized Shares
As of the record date, there were 30,781,132 shares issued and outstanding and 1,934,722 shares reserved for issuance under the Company’s 2019 Employee Stock Purchase Plan and its Amended and Restated 2018 Stock Incentive Plan. With approximately 86% of the total number of shares currently authorized for issuance outstanding or reserved, only approximately 5,300,000 shares remain available for issuance. This limits the Company's flexibility if shares are needed for raising funds, general corporate purposes, new financing, or for acquisitions. If the amendment is approved, the Company will have approximately 25,300,000 shares available for issuance for these purposes. The Board of Directors believes that an increase in the number of authorized shares is advisable and in the best interest of the Company. The increase ensures that the Company will have enough shares to pursue its ongoing acquisition strategy, to raise capital, and for other general corporate purposes. The Company has grown through acquisitions and typically seeks to have a portion of the acquisition purchase price payable in shares of common stock so that the seller has an incentive to support and contribute to the success of the Company after the acquisition, whether or not the seller remains part of the Company.
If shareholders approve this amendment, the additional authorized shares of common stock will have rights identical to the Company’s currently outstanding shares of common stock. The increase in additional authorized shares of common stock by the Company would have no immediate effect of diluting the percentage ownership of current shareholders of the Company. However, the additional authorized shares of common stock could be issued by the Board without further vote of the Company’s shareholders, except as may be required in particular cases by the Company’s charter, the DGCL, the NASDAQ rules or other applicable laws, rules, regulations or standards.
If shareholders approve the proposal to amend our articles of incorporation to increase the number of authorized shares of common stock, the Company intends to promptly file amended and restated articles of incorporation with the Secretary of State of the State of Delaware shortly following the 2023 annual meeting. The amended and restated articles of incorporation will become effective upon acceptance of the filing by the Secretary of State of the State of Delaware.
Vote Required to Approve the Amendment
Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the proposal. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”
Recommendation of the Board of Directors

✓
OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 58,000,000 SHARES

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Stock Ownership of Directors and Executive Officers
We believe that it is important for our directors and executive officers to align their interests with the long-term interests of our shareholders. We encourage stock accumulation through the grant of equity incentives to our directors and executive officers and through our stock ownership guidelines applicable to our directors and executive officers. See “Corporate Governance—Stock Ownership Guidelines” and “Executive Officer Compensation—Compensation Discussion and Analysis—Executive Stock Ownership Guidelines.”
The table below shows the amount of our common stock beneficially owned as of the record date, March 9, 2023, by each of our directors, our named executive officers and our directors and executive officers as a group. Unless otherwise indicated, all shares shown are held with sole voting and investment power.

Name of Beneficial Owner	Number of Shares Not Subject to Unvested Awards	Number of Unvested Shares of Restricted Stock(1)		Total Number of Shares Beneficially Owned	Percent of Outstanding Shares(2)
Roger A. Cregg	35,705	4,269	(3)	39,974	*
Julie A. Dill	12,906	4,269	(3)	17,175	*
Dana C. O’Brien	21,921	4,269	(3)	26,190	*
Charles R. Patton	67,027	4,269	(3)	71,296	*
Thomas M. White	40,271	4,269	(3)	44,540	*
Dwayne A. Wilson	8,162	4,269	(3)	12,431	*
Joseph A. Cutillo	571,714	—		571,714	1.9%
Ronald A. Ballschmiede	345,274	—		345,274	1.1%
Mark D. Wolf	20,599	—		20,599	*
All current directors and executive officers as a group (9 persons)	1,123,579	25,614		1,149,193	3.7%
* Ownership is less than one percent.
(1)These shares are considered outstanding but are subject to restrictions on their sale or other transfer. For more information regarding the restricted stock, see “Executive Officer Compensation—Compensation Discussion and Analysis” and “Executive Officer Compensation—Executive Compensation Tables.”
(2)Based on 30,781,132 shares of our common stock outstanding as of March 9, 2023.
(3)The restricted shares were awarded to the non-employee directors as compensation — see the section above entitled “Director Compensation—Equity Based Compensation.” The restrictions expire on the day before the annual meeting, or earlier if the director dies or becomes disabled, or if there is a change in control of the Company. The restricted shares are forfeited if the director ceases to serve as a director other than as a result of his or her death or disability before the expiration of the restrictions.

Stock Ownership of Certain Beneficial Owners
The table below shows persons known to us, as of March 9, 2023, to be the beneficial owner of more than 5% of our outstanding shares of common stock. Unless otherwise indicated, all shares shown are held with sole voting and investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	3,328,277	(2)	10.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,640,466	(3)	5.3%
(1)Based on 30,781,132 shares of our common stock outstanding as of March 9, 2023.
(2)Based on a Schedule 13G filed with the SEC on February 9, 2023, by BlackRock, Inc. on its own behalf and on behalf of its subsidiaries identified therein, reflecting beneficial ownership as of January 31, 2023. The Schedule 13G reflects 3,328,277 shares held with sole dispositive power and 3,218,357 shares held with sole voting power and no shares held with shared dispositive or shared voting power.
(3)Based on a Schedule 13G filed with the SEC on February 9, 2023, by The Vanguard Group reflecting beneficial ownership as of December 30, 2022. The Schedule 13G reflects 1,553,810 shares held with sole dispositive power, 86,656 shares held with shared dispositive power, no shares held with sole voting power and 60,541 shares held with shared voting power.
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Executive Officer Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis, or CD&A, describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our named executive officers (“NEOs”) during 2022. Our named executive officers for 2022 are listed below:

NEO	Title(s)
Joseph A. Cutillo	Chief Executive Officer
Ronald A. Ballschmiede	Executive Vice President, Chief Financial Officer & Chief Accounting Officer
Mark D. Wolf	General Counsel, Chief Compliance Officer & Corporate Secretary
Executive Summary
2022 Business Highlights

•Revenues increased 25% in 2022 to a record $1.77 billion, from $1.41 billion in 2021.	RECORD REVENUE $1.77 BILLION

•Net income increased to a record $96.7 million from $61.5 million or 57% over 2021.

•We ended the year with year-end backlog of $1.41 billion with a gross margin of 14.3%.	RECORD NET INCOME $96.7 MILLION

•Our cash flow from operations increased to a record $219.1 million, an increase of $60.2 million or 38% over 2021.

•We acquired the business of Concrete Construction Services of Arizona LLC, which provides residential, single-family concrete foundations for new housing in the greater Phoenix area.	RECORD CASH FLOW FROM OPERATIONS $219.1 MILLION
Executive Compensation Program at a Glance
Our executive compensation program has three primary elements: base salary, annual cash incentives (our Short-Term Incentive (“STI”) Program), and long-term equity incentives (our Long-Term Incentive (“LTI”) Program). Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to ensuring a baseline of market-competitive compensation opportunities for the attraction and retention of talent. Annual incentives reward the achievement of short-term goals like safe operations and increasing profitability, while long-term incentives support retention and drive our NEOs to focus on shareholder value creation.
Based on our performance and consistent with the design of our program, the compensation and talent development committee of our board, referred to in this CD&A as the “committee,” approved the executive compensation payout decisions for fiscal 2022 noted in the table below. The committee believes that the Company’s incentive programs provide a direct link between Company performance and pay outcomes for the executives, as described in greater detail in this CD&A.

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2022 Executive Compensation Program
Compensation Component	Characteristics		2022 Results/Actions
Base Salary	•Fixed cash compensation •Competitive level of base compensation, critical for attraction and retention		•The NEOs received salary increases ranging from 5.1% to 8.5% in recognition of growth and performance in role, as well as, in some cases, to bring base salary closer to market.
Short-Term Incentive (STI) Program	•Annual variable cash compensation based on pre-established performance metrics •Formulaic plan using the following metrics (weighted as indicated) to determine target and achievement levels:		•2022 adjusted EBITDA, the Acquisition-Related Integration and Safety Performance achievements were at the maximum level under our plan. •STI payouts to our NEOs were approved at 200% of target.
	•Financial - Adjusted EBITDA	75%
	•Acquisition-Related Integration	15%
	•Safety Performance	10%
	•Maximum award payout is capped at 200% of target
Long-Term Incentive (LTI) Program
•Performance Share Unit (PSU) award (50% of LTI program awards) –
◦Settled in shares of stock over a three-year performance period, all of which is based on annual performance against adjusted EPS targets.
◦The annual adjusted EPS targets are set at the beginning of the three-year period based on the Company’s annual strategic and financial plans.
◦The range of payout of the PSUs is 0% to 200% of target depending on the achievement level of EPS relative to targets.
•Restricted Stock Units (RSU) award (50% of LTI program awards) – vest ratably over a three-year period, enhancing shareholder alignment, retention, and development of long-term ownership by our NEOs

•2022 adjusted EPS results were above the maximum performance level for the applicable annual installments of 2020, 2021 and 2022 PSUs.
•Payout of these annual installments was approved at maximum (200%) levels.

Pay Mix
The charts below reflect the 2022 target mix of direct compensation elements for our CEO and our other NEOs. These charts illustrate that a majority of NEO total target direct compensation is variable and at risk (80% for our CEO and an average of 62% for our other NEOs).

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Compensation Governance and Shareholder Engagement
Our committee is comprised entirely of independent directors. The committee annually reviews the components and structure of our compensation program to ensure that the program supports our business objectives and is aligned with the interests of our shareholders. As part of this review, the committee seeks input from its independent compensation consultant as it deems necessary to provide an outside perspective and evaluation of our program.
2022 Say on Pay

The committee values the input of our shareholders in evaluating the design and effectiveness of our compensation program. At our 2022 annual meeting of shareholders, greater than 97% of the total votes cast on the advisory vote on executive compensation expressed support for the design of our executive compensation program.

The committee remains committed to ensuring that our program remains appropriately aligned with peer group and broader “best practice” governance standards, and that they continue to support our guiding principles of shareholder alignment. While we believe that the 2022 vote reflects strong shareholder support for existing programs, management regularly engages in substantive discussions focused on executive compensation with shareholders and with advisory groups. During 2022, we continued to meet and have conversations with numerous shareholders.

97% SUPPORT IN 2022

In general, during these discussions investors expressed their overall support of our program and our pay-for-performance approach. As a result of this feedback and the majority support we received, the committee did not make any substantive changes to the executive compensation program during 2022. We seek to earn strong support from our shareholders every year, and hope that you will cast a vote in favor of our programs.
Compensation Program Governance

We believe the following compensation governance practices and policies promote the accountability of our executives and strengthen the alignment of our executive and shareholder interests:

Executive and Director Compensation Best Practices
✓ Incentives Based on Performance – awards under our short-term and long-term incentive programs are based on the achievement of performance objectives and the performance objectives differ under the two programs.
✓ Clawback Policy – cash and equity awards under our incentive programs are subject to clawback.
✓ Anti-Hedging Policy – we prohibit our executive officers and directors from entering into hedging arrangements with respect to our securities.
✓ Anti-Pledging Policy – we prohibit our executive officers and directors from pledging our securities.
✓ Executives and Directors Subject to Stock Ownership Guidelines – we require our directors and executive officers to maintain meaningful levels of share ownership, representing 5 times base salary for our CEO and 3 times base salary for our other executive officers. See “Executive Stock Ownership Guidelines” below for more information.
✓ Engagement of Independent Compensation Consultant – the committee retains an independent compensation consultant to evaluate our compensation programs.
✓ No Tax Gross-Ups – we do not provide our NEOs with any tax gross-ups.

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How We Determine and Assess Executive Compensation
Objectives of Our Compensation Program
The committee is responsible for designing, implementing, and administering our executive compensation program. The committee seeks to use compensation as a powerful tool to drive increases in shareholder value by:
•Paying for performance: rewarding past performance and incentivizing future performance;
•Promoting shareholder alignment: fostering a culture of ownership;
•Paying competitively: providing a level of total compensation that will enable the Company to attract and retain talented executive officers to deliver our strategy;
•Promoting sound governance: implementing sound compensation governance practices that encourage prudent decision-making; and
•Retention of key talent: enhancing shareholder alignment, retention, and development of long-term ownership by our NEOs.
The committee believes compensation should reward achievement of business performance goals, recognize individual initiative and leadership and link the interests of the executives and shareholders.
The Role of the Compensation Committee
The committee oversees the executive compensation program for our NEOs and makes all final compensation and equity award decisions for such officers. The committee is comprised of independent members of the board. The committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the committee’s authority and responsibilities are specified in the committee’s charter, which may be accessed on our website at https://www.strlco.com/investor-relations/corporate-governance/compensation-and-talent-development-committee/.
Role of Chief Executive Officer
Our chief executive officer makes recommendations to the committee regarding the base salary and incentive compensation awards for our other executive officers, based on his qualitative judgment regarding multiple factors including individual performance, experience and time in the role. The committee makes all final compensation decisions regarding our executive officers. Our chief executive officer is not present when the committee discusses or determines any aspect of his compensation.
Role of Independent Compensation Consultant
To assist in evaluating our compensation practices and the level of compensation provided to our executives, the committee retains an independent compensation consultant to provide advice and ongoing recommendations on these matters that are consistent with our business goals and pay philosophy. We believe that this input and advice produces more informed decision-making and assures that an objective perspective is considered in this important governance process.

The committee engaged Meridian as its executive compensation consultant. The committee determined the scope of Meridian’s services, which included providing input into the compensation peer group, providing benchmark data on executive compensation to inform the committee’s compensation decisions, attending and participating in meetings of the committee, and apprising the committee of trends and developments impacting executive compensation. For 2022, the committee assessed the independence of Meridian and concluded that the services performed did not raise any conflicts of interest.
Market Data and Peer Group
To gather relevant data for assessing competitiveness of executive pay, the committee worked with their consultant and with management to develop a compensation peer group. To select appropriate peers, we used several comparative factors including industry similarity, business model similarity, competition for business or executive talent, and size (including revenue, market capitalization, assets, and geographic presence).
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The committee selected the following peer group, which the committee referred to when determining 2022 compensation. This peer group contains the same companies used in 2021, except for Aegion Corporation which we replaced with Summit Materials, Inc. to better reflect our increased size and complexity.

Chart Industries, Inc.	Granite Construction, Inc.	MYR Group Inc.
Columbus McKinnon Corporation	Great Lakes Dredge & Dock Corporation	Primoris Services Corporation
Comfort Systems USA, Inc.	IES Holdings, Inc.	Standex International Corporation
Dycom Industries, Inc.	Innovate Corporation (formerly HC2 Holdings, Inc.)	Summit Materials, Inc.
Eagle Materials Inc.	Matrix Services Company	U.S. Concrete, Inc.
At the time the committee approved the peer group, our revenues fell at the 52nd% percentile of this group.
2022 Executive Compensation Program
Base Salaries
Base salaries provide fixed compensation intended to meet the objective of attracting and retaining the executive officers needed to manage our business successfully. Actual individual salary amounts reflect the committee’s judgment with respect to each executive officer’s responsibility, performance, work experience and the individual’s historical salary level.
In December 2021, based on a review of base salary levels of our peer companies and in consultation with Meridian, the committee approved merit increases to the base salaries of our executive officers as follows:

Name	Annual Base Salary as of December 2021	Annual Base Salary as of January 2022	Percent Increase
Mr. Cutillo	$790,000	$830,000	5.1%
Mr. Ballschmiede	530,000	575,000	8.5%
Mr. Wolf	315,000	335,000	6.3%
Short-Term Incentive Program
Our annual incentive, or STI, program represents variable components of compensation designed to reward our executive officers if the Company achieves the pre-established performance goals approved by the committee for the applicable year. In December 2021, the committee established the framework for the 2022 STI awards. Under the program, each executive officer was assigned a target STI award based on a percentage of his base salary. For 2022, the STI awards for our NEOs could be earned based on performance relative to financial and strategic goals, as follows:
•75% based on Adjusted EBITDA for 2022 (the financial goal);
•15% based on timely and successful completion of several integration initiatives for new acquisitions; and
•10% based on safety performance.
The committee believes incorporating Adjusted EBITDA as the financial measure is appropriate because it is directly tied to management’s success in growing our business and will drive our executives to improve operational execution, efficiencies, cash flow and profitability. In addition, the committee believes that Adjusted EBITDA is a complementary financial measure to earnings per share, which is the performance measure used in our LTI program. The committee also believes including acquisition integration initiatives drives strategic transaction success, while the inclusion of a safety performance measure critically reinforces a strong safety culture.
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The chart below describes the 2022 target STI awards for each executive:

Name	Annual Base Salary	Target STI Award as a % of Base Salary	Target STI Award
Mr. Cutillo	$830,000	110%	$913,000
Mr. Ballschmiede	575,000	70%	402,500
Mr. Wolf	335,000	55%	184,250
With respect to the performance goals, the committee established threshold, target and maximum goals and the NEOs could earn between 0% and 200% of the applicable target STI award based on the level of achievement of the goal. The chart below summarizes these goals and the Company’s actual performance during 2022 with respect to each performance measure.
2022 Short Term Incentive Program Results

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Payout % of Performance Measure (rounded)
(in thousands, except percentage data)
Adjusted EBITDA(1)	75%	$ 174,000	$ 193,000	$ 203,000	$ 211,939	200%
Integration Initiatives(2)	15%	Oct / Nov	September	August	August	200%
Safety Performance(3)	10%	N/A	167,300	N/A	230,630	200%
(1)EBITDA is a non-GAAP measure. Our calculation of Adjusted EBITDA for purposes of establishing our Adjusted EBITDA target and determining the actual Adjusted EBITDA amount is detailed below (in thousands).

2022
Net income from continuing operations	$96,717
Add: interest, net	19,706
Add: income tax expense	41,707
Add: depreciation and amortization	50,575
Add: acquisition & divestiture related costs	3,234
Adjusted EBITDA	211,939
(2)Integration Initiatives consisted of Viewpoint system implementation and SOX readiness.
(3)Timely and successful target completion of 167,300 total safety observations and equivalent inspections with actual payout subject to committee discretion of zero to 200%.
As a result, in March 2023, the committee approved the annual STI awards to the NEOs.

Name	% of Target Earned (EBITDA)	% of Target Earned (Integration Initiatives)	% of Target Earned (Safety)	Total 2022 STI Award Earned
Mr. Cutillo	200%	200%	200%	$1,826,000
Mr. Ballschmiede	200%	200%	200%	805,000
Mr. Wolf	200%	200%	200%	368,500

Long-Term Incentive Program
Under our long-term incentive, or LTI, program, our NEOs receive a combination of PSUs, designed to reward increased earnings per share (“EPS”), and RSUs, which are a time-based award designed to promote retention and stock ownership. In December 2022, the committee assigned each executive officer an LTI Target Amount, which was expressed as a percentage of his annual base salary at the time.
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The LTI awards vest over a three-year performance period and, except for limited circumstances, require continued employment in order to earn the award. All awards are settled in shares of our common stock. The terms of the LTI awards are summarized as follows:
•PSUs – vest in three substantially equal annual installments (tranches) based on the Company’s achievement of annual threshold, target or maximum EPS goals established for each year in the performance period. Since the current PSU Program was put in place in 2018, the annual target compound growth rate has averaged 4.7% for each Award period. Because of the market sensitivity of the future long-term EPS growth targets, the compound growth rates for each program year are not disclosed until the actual year of performance is completed.

Performance goals for all three years in each performance period are established at the beginning of the period based on growth over the full period. Goals are not reset or revisited at any point over the three-year period. As a result, while the program includes multiple one-year periods, we believe it is truly long-term as the goals do not change.

The example below will illustrate the tranche concept relative to PSUs.

	Tranche Subject to 2020 Performance	Tranches Subject to 2021 Performance	Tranches Subject to 2022 Performance	Tranches Subject to 2023 Performance	Tranche Subject to 2024 Performance
2020 Award	Tranche 1	Tranche 2	Tranche 3	—	—
2021 Award	—	Tranche 1	Tranche 2	Tranche 3	—
2022 Award	—	—	Tranche 1	Tranche 2	Tranche 3
•RSUs – vest in three substantially equal annual installments during the performance period.
In 2022, the number of RSUs and PSUs granted to each executive was computed by multiplying the executive’s LTI Target Amount by 50% and then dividing the result by $26.30, which was the closing price per share of our common stock on December 31, 2021.

Name	Annual Base Salary	LTI Target as a % of Base Salary	LTI Target Value	Target Value (RSUs)	# of RSUs	Target Value (PSUs)	Target # of PSUs
Mr. Cutillo	$830,000	300%	$2,490,000	$1,245,000	47,338	$1,245,000	47,338
Mr. Ballschmiede	575,000	125%	718,750	359,375	13,664	359,375	13,664
Mr. Wolf	335,000	80%	268,000	134,000	5,095	134,000	5,095
2022 Long Term Incentive Program Results
In March 2023, the committee reviewed the net income from continuing operations adjusted EPS results for the outstanding PSU awards and approved the vesting and payout for the respective portion of vesting for each of the PSUs granted in January 2020, 2021 and 2022.

Award Year and Tranche	Weighting Portion of Original	Threshold	Target	Maximum	Actual Performance(1)	2022 Payout Performance
2020 Tranche 3	1/3	$1.18	$1.39	$1.53	$3.17	200%
2021 Tranche 2	1/3	$1.56	$1.84	$2.02	$3.17	200%
2022 Tranche 1	1/3	$2.38	$2.80	$3.08	$3.17	200%
(1)Actual performance reflects the elimination of acquisition and divestiture-related cost of $0.08 per share and reduced net income from continuing operations adjusted EPS by $0.07 to reflect changes in fair value related to purchase accounting adjustments for each of the performance years.
Cash Severance and Change of Control Benefits
We provide Mr. Cutillo and Mr. Ballschmiede with contractual protections in the event of certain terminations of employment outside of the change of control context, as well as in connection with a change of control. We believe that severance protections, particularly in connection with a change of control transaction, can play a valuable role in attracting and retaining key executive officers by providing protections commonly provided in the market. In addition, we believe these benefits also serve the company’s interest by promoting a continuity of management in the context of an actual or threatened change of control transaction.
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Specifically, these executives are entitled to severance benefits under their Executive Employment Agreements in the event of a termination of employment by the company without cause or by the executive for good reason. The board determined that it is appropriate to provide these executives with severance benefits under these circumstances in light of their respective critical positions with the company and as part of their overall compensation package. In addition, we believe that the occurrence, or potential occurrence, of a change of control transaction would create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. To encourage these executive officers to remain employed with the company during an important time when their prospects for continued employment following a transaction are often uncertain, the Executive Employment Agreements provide these executive officers with enhanced severance benefits if their employment is terminated by the company without cause or by the executive for good reason in connection with a change of control. We do not provide excise tax gross-up protections under any change of control arrangements with our executive officers.
In addition, the terms of our outstanding restricted stock, RSU and PSU awards provide for accelerated vesting under certain circumstances related to a termination of employment and the occurrence of a qualifying change of control. For more information regarding all of these benefits, see the section titled “Executive Compensation Tables—Potential Payments Upon Termination or Change of Control.”
Other Practices, Policies and Guidelines
Executive Stock Ownership Guidelines
We encourage stock accumulation because we believe that it is important for our executive officers to align their interests with the long-term interests of our shareholders. Accordingly, our board of directors adopted stock ownership guidelines applicable to our executive officers. Under the guidelines, each of our executive officers is encouraged to maintain ownership of shares of our common stock as follows:

Required Level of Ownership
CEO	5 x base salary
Other NEOs	3 x base salary
Shares of our common stock owned individually or jointly, shares held by members of the executive’s immediate family or by a trust for the executive or his immediate family, as well as shares subject to unvested restricted stock and RSUs are counted for purposes of the stock ownership guidelines. The value of the shares is based on the greater of the then current market price or the grant date fair value.
Our executive officers have five years from the date of their respective appointments to attain these ownership levels. Until the specified ownership levels are met, our executive officers are expected to retain 75% of the net shares issued upon the vesting of equity awards granted by the Company, after deducting any shares used to pay applicable taxes. Each of Mr. Cutillo and Mr. Ballschmiede currently exceeds his target ownership level and Mr. Wolf is currently in compliance with ownership guidelines. Mr. Wolf has until August 2025 to reach his target ownership level.
Clawback Policy
The Company's clawback policy applies to all incentive compensation paid to an employee, including our executive officers (whether paid in cash or in equity) that was based on financial statements that are subsequently restated. Following such a restatement, the compensation shall be adjusted, if necessary, so that the employee will have received no more and no less than the amount that he or she would have received had the incentive award been calculated based on the restated financial results. The policy applies regardless of the employee’s culpability or fault with respect to the error, event, act or omission that caused the restatement. The Company is in the process of updating its clawback policy to comply with the expanded requirements pursuant to SEC Rule 10D-1.
Compensation Risk Assessment
After reviewing the components of our executive compensation program, the committee believes that the risks arising from our compensation policies and practices for our employees, including our executive officers, are not reasonably likely to have a material adverse effect on the Company. Further, the committee believes that certain features of our compensation program, including our clawback, anti-hedging and anti-pledging policies, our stock ownership guidelines and our use of both cash- and equity-based awards, help to manage any compensation-related risks.
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Limited Executive Perquisites and No Special Retirement Benefits
We seek to maintain a cost-conscious culture in connection with the benefits provided to our executive officers. As a result, we provide limited perquisites to our executive officers. Please see “Executive Compensation Tables—2022 Summary Compensation Table” for a description of the perquisites provided in 2022.
Retirement benefits fulfill an important role within our overall executive compensation objectives by providing a financial security component, which in turn promotes retention. However, our executive officers do not receive any retirement benefits that are not generally available to our other full-time employees. We maintain a 401(k) plan, a tax-qualified defined contribution retirement plan in which our executive officers are eligible to participate, which currently provides a 5% employer match. We do not maintain any excess benefit plans, defined benefit or pension plans, or any deferred compensation plans.
Tax and Accounting Considerations
The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation awarded to our executive officers. However, the committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit or value to the executive officer.
Compensation and Talent Development Committee Report
The compensation and talent development committee of the board has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and based on such review and discussion, the compensation and talent development committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the compensation and talent development committee on March 1, 2023:
Dana C. O’Brien, Chair
Julie A. Dill
Charles R. Patton
Dwayne A. Wilson
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Executive Compensation Tables
The table below summarizes the total compensation awarded to or earned by our named executive officers for the fiscal years ended December 31, 2022, 2021 and 2020.
2022 Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation(3)	Total
Joseph A. Cutillo Chief Executive Officer	20222021 2020	$830,000 790,000 740,000	$2,489,979 2,346,190 1,924,004	$1,826,000 1,659,790 1,190,561	$31,807 46,296 48,651	$5,177,786 4,842,276 3,903,216

Ronald A. Ballschmiede Executive Vice President, Chief Financial Officer & Chief Accounting Officer	20222021 2020	575,000 530,000 506,400	718,726 699,583 582,348	805,000 657,995 529,574	20,157 19,855 14,250	2,118,883 1,907,433 1,632,584

Mark D. Wolf(4) General Counsel, Chief Compliance Officer & Secretary	20222021 2020	335,000 315,000 119,346	267,997 259,846 390,354	368,500 300,825 76,805	21,518 20,161 3,625	993,015 895,832 590,130

(1)Reflects annual base salary approved by the compensation committee.
(2)Amounts included for 2022 reflect the aggregate grant date value of RSUs and PSUs awarded as part of the LTI program for 2022. See the table below for more information regarding these amounts. The grant date fair value of the RSUs and PSUs are computed in accordance with ASC 718 using the closing price on the date prior to grant. The maximum aggregate grant date value of the PSUs, assuming maximum performance, is as follows: Mr. Cutillo - $2,489,979, Mr. Ballschmiede - $718,726 and Mr. Wolf - $267,997. For Mr. Wolf the table above also includes his new hire award in 2020.

	2022 LTI Program Award
Name	RSUs	PSUs
Mr. Cutillo	$1,244,989	$1,244,989
Mr. Ballschmiede	359,363	359,363
Mr. Wolf	133,999	133,999
(3)The amounts reported in the “All Other Compensation” column for 2022 reflect, for each NEO as applicable, the sum of the incremental cost to the Company of all perquisites and other personal benefits and all other additional compensation required by SEC rules to be separately quantified, including (a) personal use of a leased vehicle, (b) amounts contributed by the Company to defined contribution plans, and (c) special Company provided wellness benefits.

	Perquisites and Other Personal Benefits
Name	Vehicle Lease	Plan Contributions	Wellness
Mr. Cutillo	$10,067	$15,250	$6,490
Mr. Ballschmiede	—	15,250	4,907
Mr. Wolf	—	15,250	6,268
(4)Mr. Wolf joined the Company in August 2020.
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Grants of Plan-Based Awards in 2022

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Joseph A. Cutillo
STI Award		$456,500	$913,000	$1,826,000	—	—	—	—	$—
LTI - RSU	01/01/2022	—	—	—	—	—	—	47,338	1,244,989
LTI - PSU(3)	01/01/2022	—	—	—	23,669	47,338	94,676	—	1,244,989
Ronald A. Ballschmiede
STI Award		201,250	402,500	805,000	—	—	—	—	—
LTI - RSU	01/01/2022	—	—	—	—	—	—	13,664	359,363
LTI - PSU(3)	01/01/2022	—	—	—	6,832	13,664	27,328	—	359,363
Mark D. Wolf
STI Award		92,125	184,250	368,500	—	—	—	—	—
LTI - RSU	01/01/2022	—	—	—	—	—	—	5,095	133,999
LTI - PSU(3)	01/01/2022	—	—	—	2,548	5,095	10,190	—	133,999
(1)For 2022, under our STI program, each of our named executive officers had a target award based on a percentage of salary, with the amount to be earned based on the Company’s performance relative to a pre-established adjusted EBITDA target (representing 75% of the target award), timely and successful completion of integration initiatives (representing 15% of the target award), and safety performance (representing 10% of the target award). The amounts reported represent the estimated threshold, target and maximum possible incentive payments that could have been received by each named executive officer pursuant to the program for 2022. The estimated amounts in the “Threshold” column reflect achievement of the threshold level of performance relative to the targets, resulting in a payout of 50% of the target award for each component. The estimated amounts in the “Maximum” column reflect achievement of the maximum level of performance relative to the targets, resulting in a payout of 200% of the target award for each component. For more information, see the section titled “Executive Officer Compensation—Compensation Discussion and Analysis.”
(2)These awards represent RSUs awarded to the executive officers as part of the 2022 LTI Program. Each of the named executive officers received a portion of his 2022 target LTI Program award in the form of RSUs. Each RSU represents a contingent right to receive a share of our common stock on the vesting date, provided the executive remains employed with us throughout the vesting period, subject to certain exceptions. The RSUs will vest in one-third installments on each of December 31, 2022, 2023 and 2024. For more information regarding the RSUs granted to the named executive officers under our 2022 LTI Program, see the section titled “Executive Officer Compensation—Compensation Discussion and Analysis.”
(3)These awards represent PSUs awarded to the executive officers as part of the 2022 LTI Program. Each of the named executive officers received a portion of his 2022 target LTI Program award in the form of PSUs. Each PSU represents a contingent right to receive shares of our common stock, with the final number of shares to be issued to our named executive officers based on the Company’s achievement of applicable EPS threshold, target and maximum goals for each year in the three-year performance cycle ending December 31, 2024. Achievement of the threshold level of performance will result in a payout of 50% of the target award, and a maximum performance would result in 200% of target. The award will vest in one-third installments after the end of each year in the performance cycle. For more information regarding the PSUs granted to the named executive officers under our 2022 LTI Program, see the section titled “Executive Officer Compensation—Compensation Discussion and Analysis.”
Outstanding Equity Awards at December 31, 2022

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Joseph A. Cutillo	50,662	$1,661,714	216,634	$7,105,595
Ronald A. Ballschmiede	14,806	$485,637	63,900	$2,095,920
Mark D. Wolf	13,847	$454,182	20,524	$673,187

(1)Unless the award is forfeited or vesting is accelerated because of a termination of employment, retirement or change of control as described below under “Potential Payments upon Termination or Change in Control,” the restrictions on the restricted stock and RSUs will lapse and the awards will vest as follows:
| 30 | Sterling Infrastructure | 2023 Proxy Statement

Name	RSUs	Vesting Date
Mr. Cutillo	19,103	On December 31, 2023
	31,559	1/2 on each December 31, 2023 and 2024
Mr. Ballschmiede	5,696	On December 31, 2023
	9,110	1/2 on each December 31, 2023 and 2024
Mr. Wolf	8,334	On August 5, 2023
	2,116	On December 31, 2023
	3,397	1/2 on each December 31, 2023 and 2024
(2)The market value of the awards as reflected in this table was based on the $32.80 closing market price per share of our common stock on December 30, 2022.
(3)The table below sets forth our outstanding PSU awards as of December 31, 2022. Unless the award is forfeited or vesting is accelerated because of a termination of employment, retirement or change of control as described below under “Potential Payments upon Termination or Change in Control,” the restrictions on the target PSUs granted as part of our LTI program will lapse in one-third increments following the end of each year in the three-year performance period as set forth in the table below. The table below includes tranches of awards that paid out in early 2023 based on 2022 adjusted EPS results.

		Outstanding PSUs
Name	Grant Date	Threshold	Target	Maximum	Last Day of Performance Period
Mr. Cutillo	01/01/2020	11,387	22,774	45,548	12/31/2022
	02/19/2021	19,103	38,205	76,410	12/31/2023
	01/01/2022	23,669	47,338	94,676	12/31/2024
Mr. Ballschmiede	01/01/2020	3,447	6,894	13,788	12/31/2022
	02/19/2021	5,696	11,392	22,784	12/31/2023
	01/01/2022	6,832	13,664	27,328	12/31/2024
Mr. Wolf	08/05/2020	468	936	1,872	12/31/2022
	02/19/2021	2,116	4,231	8,462	12/31/2023
	01/01/2022	2,548	5,095	10,190	12/31/2024

Stock Vested in 2022

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Joseph A. Cutillo	432,734	$12,438,315
Ronald A. Ballschmiede	157,748	4,516,108
Mark D. Wolf	19,186	537,658

(1)The value realized on vesting of restricted stock and RSUs and payout of PSUs is based on the closing sale price on the date of vesting of the award or payout with respect to the PSUs, or, if there were no reported sales on such date, on the last preceding date on which any reported sale occurred.
Potential Payments upon Termination or Change in Control
Executive Employment Agreements
In December 2018, we entered into three year Executive Employment Agreements with Mr. Cutillo and Mr. Ballschmiede, which agreements provide for automatic one-year extensions unless either party notifies the other of their intention not to extend. The current term of the agreements will expire on December 11, 2023. Under the agreements, Mr. Cutillo will receive an annual base salary of $830,000 and Mr. Ballschmiede will receive an annual base salary of $575,000, which amounts reflect the annual base salary of each executive as of January 2022, as adjusted by the committee in its discretion as provided in the agreements. During the term of the agreements, each executive is eligible to receive short-term and long-term incentive compensation and to receive equity-based long-term incentive awards under the Company’s applicable plans and programs (on terms no less favorable to awards made to the Company’s other senior executive employees), in each case based upon the achievement of applicable performance standards. In addition, Mr. Cutillo will be entitled to use of a Company-provided vehicle and related costs. Each agreement also contains non-compete and non-solicitation covenants that apply during the term of the agreement and for the 12-month period following termination of the executive’s employment, as well as standard confidentiality and mutual non-disparagement covenants that apply during the term of the Agreement and continue indefinitely after termination of the Executive’s employment.
Sterling Infrastructure | 2023 Proxy Statement | 31 |

Each executive is entitled to receive certain benefits in the event of the termination of his employment under certain circumstances in addition to any accrued obligations due at the time of termination.
Termination without Cause or with Good Reason
Each Executive Employment Agreement provides that if the executive officer’s employment is terminated by the Company without cause or by the executive with good reason, and the executive complies with the restrictive covenants set forth in the agreement, the executive will be entitled to:
•a cash severance payment equal to the sum of two times for Mr. Cutillo and one times for Mr. Ballschmiede the executive’s base salary at the time of termination, plus an amount equal to the executive’s COBRA premium for the 18 months following the date of termination;
•payment or reimbursement of up to $50,000 for Mr. Cutillo and $25,000 for Mr. Ballschmiede for post-termination outplacement services costs; and
•all other equity awards will accelerate, become fully vested and be settled in accordance with the terms of the applicable award agreements.
Termination without Cause or with Good Reason in connection with a Change of Control
Each employment agreement provides that if the executive officer’s employment is terminated by the Company without cause or by the executive with good reason, and such termination occurs six (6) months prior to or twenty-four (24) months following a change of control (as defined in the agreement), and the executive complies with the restrictive covenants set forth in the agreement, the executive will be entitled to:
•a cash severance payment equal to two times for Mr. Cutillo and one and one-half times for Mr. Ballschmiede the executive’s base salary and target STI award for the year in which the termination occurs, plus an amount equal to the executive’s COBRA premium for the 18 months following the date of termination; and
•a cash payment of $50,000 for Mr. Cutillo and $25,000 for Mr. Ballschmiede in lieu of the post-termination outplacement benefits or reimbursements described above.
If any part of the payments or benefits received by the executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code (the “Code”), the executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Code.
Equity-Based Awards
The terms of our outstanding equity-based award agreements with employees (which include RSUs and PSUs) generally provide that the subject award will be forfeited if the award recipient terminates employment prior to the vesting of the award, except under certain circumstances described below.
•RSUs – Upon (i) a recipient’s termination due to death, permanent disability, or by the Company without cause, or (ii) a recipient’s termination due to good reason (as defined in the recipient’s employment agreement), or (iii) a change of control of the Company, any outstanding RSUs will vest in full. In connection with a retirement, provided six months has elapsed since the start of the three-year performance period and the executive executes a one-year non-competition and non-solicitation agreement, all RSUs will vest in full. For purposes of the equity awards, retirement is defined as termination of employment with six months written notice on or after attaining age 60 with a minimum of 10 years of service, or age 65 with a minimum of five years of service.
•PSUs – If, during the performance period of a PSU award, (i) a recipient’s employment terminates due to death, permanent disability, termination by the Company without cause or termination by the recipient with good reason (as defined in the recipient’s employment agreement), or (iii) a change of control of the Company occurs, any PSUs for years in which the recipient was an employee will vest based on actual performance and PSUs for the remaining years will vest assuming target performance. If a recipient retires, and provided the recipient executes a one-year non-competition and non-solicitation agreement with the Company, all outstanding PSUs will remain outstanding and vest based on actual performance.
| 32 | Sterling Infrastructure | 2023 Proxy Statement

STI Awards
The terms of our STI program provide that participants must generally be employed through the end of the program year to earn the award, except under the following circumstances:
•Death or Permanent Disability – Upon a participant’s termination due to death or permanent disability, or in the event of a change of control of the Company before the end of a program year, the participant will receive a prorated payout of his or her target STI award.
•Retirement or Termination without Cause – Upon a participant’s retirement (as described above) or termination by the Company without cause or by the participant with good reason (as defined in a participant’s employment agreement) before the end of a program year, the participant will receive a prorated payout of his or her STI award based on the actual level of performance for the program year.
The following table quantifies the potential payments to our NEOs under the contracts, arrangements, plans and scenarios discussed above, assuming a December 31, 2022 termination date. To calculate the value of the awards, we have used the closing price of our common stock of $32.80 on December 30, 2022, as NASDAQ reported. The table does not include amounts that may be payable under our 401(k) plan or other benefits payable to all company employees, nor payouts under our STI program, which would have been earned by the executive as of December 31, 2022.
Potential Payments Upon Termination or Change of Control as of December 31, 2022

Name	Lump Sum Severance Payment	RSUs (Unvested & Accelerated)(1)	PSUs (Unvested & Accelerated / Retained)(2)	Outplacement Assistance	Total(3)
Joseph A. Cutillo
Death, Disability or Retirement	$—	$1,661,714	5,444,013	$—	$7,105,727
Termination without Cause or with Good Reason	1,697,434	1,661,714	5,444,013	50,000	8,853,161
Change of Control	—	1,661,714	5,444,013	—	7,105,727
Qualifying Termination i/c/w Change of Control	3,523,434	—	—	—	3,523,434
Ronald A. Ballschmiede
Death, Disability or Retirement	—	480,922	1,610,218	—	2,091,140
Termination without Cause or with Good Reason	600,392	480,922	1,610,218	25,000	2,716,532
Change of Control	—	480,922	1,610,218	—	2,091,140
Qualifying Termination i/c/w Change of Control	1,491,642	—	—	—	1,491,642
Mark D. Wolf
Death	—	454,182	336,626	—	790,808
Disability or Retirement	—	180,826	336,626	—	517,452
Termination without Cause or Good Reason	—	180,826	336,626	—	517,452
Change of Control	—	454,182	492,426	—	946,608
Qualifying Termination i/c/w Change of Control	—	—	—	—	—
(1)The value of the restricted stock and RSUs that would have vested for each NEO is based on $32.80, the closing price of our common stock on December 30, 2022 and assumes all executives are eligible to retire.
(2)Assumes PSUs vest at target level of performance for all PSUs except those subject to 2022 performance. The value of the PSUs that would have vested or been retained for each NEO is based on $32.80, the closing price of our common stock on December 30, 2022.
(3)Pursuant to the Executive Employment Agreements, the total payments may be subject to reduction if such payments result in the imposition of an excise tax under Section 280G of the Code, but for purposes of this table we have not reflected any Section 280G modifications.

Pay Ratio
The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of Mr. Cutillo, our chief executive officer, to the median of the annual total compensation of our other employees. We determined our median employee based on W-2 earnings for 2022, or annualized earnings for those employed less than one year, of each of our 3,205 employees (excluding the chief executive officer) as of December 31, 2022. The annual total compensation of our median employee for 2022 was $73,049. As disclosed in the Summary Compensation Table appearing on page 32, Mr. Cutillo’s annual total compensation for 2022 was $5,194,928. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 71 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
Sterling Infrastructure | 2023 Proxy Statement | 33 |

Pay Versus Performance
The following table shows the past three fiscal years’ total compensation for our NEO’s as set forth in the Summary Compensation Table, the “compensation actually paid” to our NEO’s (as determined under SEC rules), our total shareholder return (TSR), the TSR of the Company’s compensation peer group over the same period, and our annual Net Income, EBITDA, and EPS. The peer group for each year is noted below in footnote 4.

Year	Summary Compensation Table total for CEO(1) ($)	Compensation actually paid to CEO (2) ($)	Average Summary Compensation Table total for other NEOs(1) ($)	Average compensation actually paid to other NEOs(2) ($)	TSR(3) ($)	Peer group TSR(4) ($)	Net Income ($ in millions)	EBITDA ($ in millions)	EPS ($ per share)
2022	5,194,928	11,965,685	1,555,949	2,883,232	233	161	106.5	208.7	3.17
2021	4,842,276	10,996,753	1,401,633	2,688,652	187	188	62.6	143	2.25
2020	3,903,216	7,319,491	1,240,668	1,583,967	132	123	42.3	128	1.72
(1) For each year referenced in the table, Mr. Cutillo served as our CEO, and our other NEO’s include for 2020 and 2021 Messrs. Ballschmiede and Wolf, and for 2020, Messrs. Ballschmiede, Wolf, Chandler and Wadsworth.
(2) SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. The following table details these adjustments:

			Equity Award Adjustments
Year	Executive(s)	Summary compensation table total ($)	Deduct stock awards ($)	Include year-end equity value for awards granted during the year ($)	Include Change in value of prior equity awards vesting during year ($)	Deduct value of prior year awards forfeited during year ($)	Include Change in value of prior equity awards not vested during year ($)
2022	CEO	5,194,928	(2,489,979)	3,622,924	3,117,174	—	2,520,638
	Other NEOs	1,555,949	(493,362)	717,844	589,480	—	513,319
2021	CEO	4,842,276	(2,346,190)	2,511,992	3,381,888	—	2,606,787
	Other NEOs	1,401,633	(479,715)	513,613	684,562	—	568,560
2020	CEO	3,903,216	(1,924,004)	2,119,177	568,820	—	2,652,283
	Other NEOs	1,240,668	(444,104)	437,256	134,942	(140,800)	356,005
(3) TSR reflects the value of a $100 investment made on 1/1/2020, as measured at the end of each year shown in the table.

(4) The peer group data reflects our compensation peer group as approved by the Compensation Committee for each year, with minimal changes each year to better reflect our increasing size and complexity. The table below provides a summary of the companies in the group by year:

Company Name	Compensation Peer 2020	Compensation Peer 2021	Compensation Peer 2022
Aegion Corporation	✓
Chart Industries, Inc.	✓	✓	✓
Columbus McKinnon Corporation	✓	✓	✓
Comfort Systems USA, Inc.	✓	✓	✓
Construction Partners, Inc.			✓
Dycom Industries, Inc.	✓	✓	✓
Eagle Materials Inc.	✓	✓	✓
Granite Construction Incorporated	✓	✓	✓
Great Lakes Dredge & Dock Corporation	✓	✓	✓
IES Holdings, Inc.	✓	✓	✓
Infrastructure and Energy Alternatives			✓
INNOVATE Corp	✓	✓	✓
Matrix Service Company	✓	✓	✓
MYR Group Inc.	✓	✓	✓
Primoris Services Corporation	✓	✓	✓
Standex International Corporation	✓	✓
Summit Materials, Inc.		✓	✓
U.S. Concrete, Inc.	✓	✓

| 34 | Sterling Infrastructure | 2023 Proxy Statement

Relationship Between “Compensation Actually Paid” and Performance Measures

We believe the table above shows the strong link between compensation actually paid to our executives and our company’s performance, consistent with our compensation philosophy and as described in our Compensation Discussion and Analysis on page 23. Specifically,
•Our cumulative TSR has exceeded or is comparable with the peer group TSR during the past three years, demonstrating outsized value delivered to our shareholders. The CEO and other-NEO “compensation actually paid” each year tracks our TSR performance and only increased when our TSR increased.
•Likewise, the CEO and other-NEO “compensation actually paid” only increased when our EBITDA increased; demonstrating strong correlation between pay and performance.
•Moreover, our Net Income and EPS increased in each of the past three years; however, CEO and non-CEO “compensation actually paid” still fluctuated primarily based on the timing of vesting associated with special performance awards granted before the start of the period shown and our compensation committee’s holistic evaluation of executive and company performance during compensation setting.

2022 Performance Measures
As noted above, our compensation committee believes in a holistic evaluation of our executives’ and our Company’s performance and uses a mix of performance measures throughout our annual and long-term incentive programs to align executive pay with shareholder value creation. As required by SEC rules, the performance measures identified as the most important for named executive officers’ 2022 compensation decisions are listed below.

For performance year 2022, our compensation committee identified the performance measures listed here as the most important in their compensation-setting process for the named executive officers. The importance of EBITDA is reflected by our use of this measure when setting performance standards applicable to short-term incentive plans. Our compensation committee utilizes EPS for purposes of setting long-term incentive performance goals.
EBITDA
EPS

Equity Compensation Plan Information
The following table presents information as of December 31, 2022, regarding our plans under which common stock may be issued to employees and non-employees as compensation.

Plan Category	(a) Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)
Equity compensation plans approved by security holders	845,962	$	n/a	1,088,760
Equity compensation plans not approved by security holders	n/a		n/a	n/a
Total	845,962		n/a	1,088,760
(1)The shares reflected in column (a) are the amount of unissued RSUs and PSUs, with the PSU amount reflecting a maximum payout assumption. These awards are not reflected in column (b) as they do not have an exercise price.
(2)The shares reflected in column (c) are the amount available for future issuance under our 2019 Employee Stock Purchase Plan and our Amended and Restated 2018 Stock Incentive Plan.
Sterling Infrastructure | 2023 Proxy Statement | 35 |

Proposal No. 3: Advisory Vote on the Compensation of Our Named Executive Officers
We are required to provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with Section 14A of the Exchange Act. This vote (commonly referred to as a “say-on-pay” vote) is advisory, which means that it is not binding on the Company, the board of directors or the compensation committee of the board of directors. However, our board and the compensation committee value the opinion of our shareholders and will consider the outcome of the vote when evaluating our executive compensation program. The vote is not intended to address any specific compensation arrangement or amount, but rather the overall compensation of our NEOs and our compensation philosophy and practices as disclosed under the “Executive Officer Compensation” section of this proxy statement. This disclosure includes the compensation tables and a narrative discussion regarding our executive compensation program.
At last year’s annual meeting, we provided our shareholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers as disclosed in our proxy statement for the 2022 annual meeting of shareholders. Our shareholders approved the “say-on-pay” proposal by greater than 97% of the voting power of the outstanding shares of our common stock present, in person or by proxy, at the 2022 annual meeting and entitled to vote. This year we are again asking our shareholders to vote on the following resolution:
RESOLVED, that the shareholders of Sterling Infrastructure, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2023 annual meeting of shareholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.
In considering how to vote on this proposal, we encourage you to review the relevant disclosures in this proxy statement, especially the Compensation Discussion and Analysis, which contain detailed information about our executive compensation program.
Vote Required to Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers
Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the proposal. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”
Recommendation of the Board of Directors

✓	OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.
| 36 | Sterling Infrastructure | 2023 Proxy Statement

Proposal No. 4: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers
We are required to provide our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC (commonly referred to as a “say-on-frequency” vote). When voting on this proposal, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.
At a minimum, the say-on-pay vote must be held at least every three years, and the say-on-frequency vote must be held every six years. Shareholders may vote to hold the vote on executive compensation each year, every two years, every three years, or they may abstain from voting. It should be noted that shareholders are not voting to approve or disapprove the Company's frequency recommendation, but will vote on which of the three frequency choices they prefer or abstaining. The vote is advisory in nature and therefore does not bind the Company. At the 2017 Annual Meeting, nearly 76% of shareholders present in person or represented by proxy voted to hold the say-on-pay votes every year.
In accordance with the 2017 say-on-frequency vote, and as the board recommended at the time, the Company has held say-on-pay votes annually. Although the board will consider the outcome of the say-on-frequency vote, the board expects the advisory say-on-pay vote to continue to occur on an annual basis with the next say-on-pay vote to occur at the 2024 annual meeting. The Company believes that a vote every year will enable the compensation committee to take into account shareholders’ approval or disapproval of executive compensation on an ongoing, annual basis. However, in the event shareholders elect to hold the vote on executive compensation every two or three years, the board will honor that determination.
Vote Required to Approve, on an Advisory Basis, the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers
Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the proposal. However, because this advisory vote has three possible frequency voting options (every one year, every two years, or every three years), if none of the frequency options receives a majority, the frequency option receiving the greatest number of votes will be considered the frequency recommended by our shareholders. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”
Recommendation of the Board of Directors

✓	OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO HOLD THE ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY ONE YEAR.
Sterling Infrastructure | 2023 Proxy Statement | 37 |

Audit Committee Report
The audit committee is currently composed of three directors, Roger A. Cregg (chair), Julie A. Dill, and Dwayne A. Wilson, all of whom are independent, as defined by SEC rules and in the NASDAQ listing standards. In addition, the board has determined that Mr. Cregg and Ms. Dill qualify as an “audit committee financial expert,” as such term is defined by the rules of the SEC. We operate under a written charter approved by us and adopted by the board of directors. Our primary function is to assist the board of directors in fulfilling the board’s oversight responsibilities relating to (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of the Company’s independent registered public accounting firm, (4) the design and implementation of the Company’s internal audit functions and the performance of such internal audit functions, and (5) the review and approval or ratification of any transaction that would require disclosure under Item 404(a) of Regulation S-K of the Exchange Act.
We oversee the Company’s financial reporting process on behalf of the board. Our responsibility is to monitor and review this process, but we are not responsible for developing and consistently applying the Company’s accounting principles and practices, preparing and maintaining the integrity of the Company’s financial statements and maintaining an appropriate system of internal controls, auditing the Company’s financial statements and the effectiveness of internal control over financial reporting, or reviewing the Company’s unaudited interim financial statements. Those are the responsibilities of management and the Company’s independent registered public accounting firm, respectively.
During 2022, management assessed the effectiveness of the Company’s system of internal control over financial reporting in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. We reviewed and discussed with management and Grant Thornton LLP (“Grant Thornton”), the Company’s independent registered public accounting firm, management’s report on internal control over financial reporting and Grant Thornton’s report on their audit of the Company’s internal control over financial reporting as of December 31, 2022, both of which are included in our 2022 annual report.
Appointment of Independent Registered Public Accounting Firm; Financial Statement Review
In March 2022, in accordance with our charter, we appointed Grant Thornton as the Company’s independent registered public accounting firm for 2022. We have reviewed and discussed the Company’s audited financial statements for 2022 with management and Grant Thornton. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and Grant Thornton provided an opinion to the same effect.

We have received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the audit committee concerning independence, and we have discussed with Grant Thornton their independence from the Company and management. We have also discussed with Grant Thornton the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
In addition, we have discussed with Grant Thornton the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the Company’s internal controls as they considered necessary to support their opinion on the financial statements for the year 2022, and various factors affecting the overall quality of accounting principles applied in the Company’s financial reporting. Grant Thornton also met with us without management being present to discuss these matters.
In reliance on these reviews and discussions, we recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements referred to above in the 2022 annual report.
Dated: March 1, 2023:
Roger A. Cregg, Chair
Julie A. Dill
Dwayne A. Wilson
| 38 | Sterling Infrastructure | 2023 Proxy Statement

Independent Registered Public Accounting Firm
Fees and Related Disclosures for Accounting Services
The following table discloses the aggregate fees billed for professional services rendered by Grant Thornton in 2022 and 2021:

	2022	2021
Audit Fees(1)	$915,029	$850,404
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$915,029	$850,404
(1)Audit Fees were primarily for professional services rendered to comply with all statutory and financial audit requirements for the Company and its subsidiaries including audit services rendered related to the accounting or disclosure treatment of transaction or events and the impact of final or proposed rules, standards or interpretations by regulatory and standard setting bodies.
The audit committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered public accounting firm.
Pre-Approval Policies and Procedures
The audit committee’s policy is to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm. In accordance with that policy, the committee annually pre-approves a list of specific services and categories of services, including audit and permitted non-audit services, for the upcoming or current fiscal year, subject to specified cost levels. All requests for services to be provided by the Company’s independent registered public accounting firm must be submitted to the Company’s chief financial officer and the chair of the audit committee, together with a detailed description of the services to be rendered. The chief financial officer may authorize any services that have been pre-approved by the audit committee. Any service that is not included in the approved list of services must be separately pre-approved by the audit committee. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the audit committee. During 2022, none of the services provided by our independent registered public accounting firm required use of the de minimis exception to pre-approval contained in the SEC’s rules.
Sterling Infrastructure | 2023 Proxy Statement | 39 |

Proposal No. 5: Ratification of the Appointment of Our Independent Registered Public Accounting Firm
In March 2023, in accordance with our charter, we appointed Grant Thornton as the Company’s independent registered public accounting firm for 2023. Our board and the audit committee seek shareholder ratification of the audit committee’s appointment of Grant Thornton as our independent registered public accounting firm to audit our consolidated financial statements for the year 2023. If our shareholders do not ratify the appointment of Grant Thornton, the audit committee will reconsider this appointment. Representatives of Grant Thornton are expected to be present at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.
Vote Required to Ratify the Appointment of Our Independent Registered Public Accounting Firm
Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the proposal. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”
Recommendation of the Board of Directors

✓	OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Certain Transactions
All transactions that require disclosure under Item 404(a) of Regulation S-K of the Exchange Act must be periodically reviewed and approved by the audit committee to ensure, among other considerations, that such transactions are in compliance with Delaware law and are on terms that are no less favorable to the Company (including its subsidiaries) than could be obtained from unrelated third parties. No such transactions reportable under Item 404 of Regulation S-K have taken place since January 1, 2022, and none are currently proposed.
| 40 | Sterling Infrastructure | 2023 Proxy Statement

Questions and Answers about the Proxy Materials, Annual Meeting and Voting
Why am I receiving these proxy materials?
Our board of directors is soliciting your proxy to vote at our 2023 annual meeting of shareholders because you owned shares of our common stock at the close of business on March 9, 2023, the record date for the annual meeting, and, therefore, are entitled to vote at the annual meeting. You do not need to attend the annual meeting in person to vote your shares of our common stock. This proxy statement, along with the 2022 annual report, have been made available to shareholders on or about March 24, 2023. We have made these materials available to you on the internet at http://www.proxyvote.com. This proxy statement summarizes the information that you need to know in order to cast your vote at the annual meeting or submit your proxy and voting instructions prior to the annual meeting.
Why did I receive a notice of internet availability of proxy materials instead of a full set of proxy materials?
In accordance with the rules of the SEC, we are permitted to furnish proxy materials, including this proxy statement and our 2022 annual report, to shareholders by providing access to these documents on the internet instead of mailing printed copies. Shareholders will not receive printed copies of the proxy materials unless requested. Instead, the notice of internet availability provides instructions on how to access and review the proxy materials on the internet. The notice also provides instructions on how to submit your proxy and voting instructions via the internet. If you would like to receive a printed or email copy of our proxy materials, please follow the instructions for requesting the materials in the notice.
When and where will the annual meeting be held?
The annual meeting will be held at 8:30 a.m., local time, on Wednesday, May 3, 2023, at our headquarters located at 1800 Hughes Landing Boulevard—Suite 250, The Woodlands, Texas 77380. You can obtain directions to the annual meeting by contacting our corporate secretary at (281) 214-0800.
What should I bring if I plan to attend the annual meeting in person?
If you plan to attend the annual meeting in person, please bring proper identification, and, if your shares of our common stock are held in “street name,” meaning a bank, broker, trustee or other nominee is the shareholder of record of your shares, please bring acceptable proof of ownership, which is either an account statement or a letter from your bank, broker, trustee or other nominee confirming that you beneficially owned shares of Sterling Infrastructure, Inc. common stock on the record date.
Who is soliciting my proxy?
Our board of directors, on behalf of the Company, is soliciting your proxy to vote your shares of our common stock on all matters scheduled to come before the 2023 annual meeting of shareholders, whether or not you attend in person. By submitting your proxy and voting instructions via the internet or by marking, signing, dating and returning the proxy card (if received by mail), you are authorizing the proxy holders to vote your shares of our common stock at the annual meeting as you have instructed (or in their best judgement as provided below).
On what matters will I be voting? How does the board recommend that I cast my vote?
At the annual meeting, you will be asked to (1) elect the seven director nominees named herein; (2) approve an amendment of our Certificate of Incorporation to increase the number of authorized shares of common stock from 38,000,000 shares to 58,000,000 shares; (3) approve, on an advisory basis, the compensation of our named executive officers; (4) approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers; (5) ratify the appointment of our independent registered public accounting firm; and (6) consider any other matter that properly comes before the annual meeting.
Sterling Infrastructure | 2023 Proxy Statement | 41 |

The following summarizes how the board recommends that you vote:

Item	Description	Board Vote Recommendation	Page
1	Election of seven director nominees	FOR each nominee	13
2	To approve an amendment of our Certificate of Incorporation to increase the authorized shares of common stock to 58,000,000 shares	FOR	18
3	Advisory vote to approve the compensation of our named executive officers	FOR	36
4	Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers	EVERY ONE YEAR	37
5	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2023	FOR	40
We do not expect any matters to be presented for action at the annual meeting other than the matters described in this proxy statement. However, by submitting your proxy and voting instructions via the internet, or by marking, signing, dating and returning a proxy card (if received by mail), you will give to the persons named as proxies discretionary voting authority with respect to any matter that may properly come before the annual meeting. The proxies will vote on any such matter in accordance with their best judgment.
How many votes may I cast?
You may cast one vote for every share of our common stock that you owned on March 9, 2023, the record date for the annual meeting.
How many shares of common stock are eligible to be voted?
As of March 9, 2023, we had 30,781,132 shares of common stock outstanding. Each share of common stock outstanding as of the record date for the annual meeting will entitle the holder thereof to one vote.
How many shares of common stock must be present to hold the annual meeting?
Under Delaware law and our bylaws, a majority of the shares our common stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting. The inspector of election will determine whether a quorum is present at the annual meeting. Shareholders of record who are present at the annual meeting in person or by proxy will be counted as present at the annual meeting for purposes of determining whether a quorum exists, whether or not such holder of record abstains from voting on any or all of the proposals. If you are a beneficial owner (as defined below) of shares of our common stock, even if you do not instruct your bank, broker, trustee or other nominee how to vote your shares on any of the proposals, if your bank, broker, trustee or other nominee submits a proxy as the record holder with respect to your shares on a matter with respect to which discretionary voting is permitted, your shares will be counted as present at the annual meeting for purposes of determining whether a quorum exists; however, many banks, brokers, trustees and other nominees do not vote on discretionary items if voting instructions from the beneficial owner have not been received. Beneficial owners are encouraged to submit voting instructions to their banks, brokers, trustees and other nominees so that their shares are counted for purposes of establishing a quorum.
How do I vote?
Shareholders of Record
If your shares of our common stock are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, you are the shareholder of record of those shares and these proxy materials have been made available to you by us. You may submit your proxy and voting instructions via the internet or mail as further described below. Your proxy, whether submitted via the internet or mail, authorizes each of Ronald A. Ballschmiede, our chief financial officer, and Mark D. Wolf, our general counsel and secretary to act as your proxies at the annual meeting and at any adjournment of the meeting, each with the power to appoint his substitute, and to represent and vote your shares of our common stock as you directed, if applicable.
| 42 | Sterling Infrastructure | 2023 Proxy Statement

•Submit Your Proxy and Voting Instructions via the Internet at: http://www.proxyvote.com
▪Use the internet to submit your proxy and voting instructions 24 hours a day, seven days a week until 11:59 p.m., Eastern Time, on May 2, 2023.
▪Please have your proxy card available and follow the instructions on the proxy card.
•Submit Your Proxy and Voting Instructions by Mail
▪Obtain a printed copy of the proxy card in the manner described in the notice of internet availability.
▪Complete, date and sign your proxy card and return it in the postage-paid envelope provided.
If you submit your proxy and voting instructions via the internet, you do not need to mail a proxy card. The proxies will vote your shares of our common stock at the annual meeting as instructed by the latest dated proxy received from you, whether submitted via the internet or mail. You may also vote in person at the annual meeting.
For a discussion of the treatment of a properly signed and dated proxy card without voting instructions on any or all of the proposals, please see the question below titled “What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?”
Beneficial Owners
If your shares of our common stock are held in a stock brokerage account by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares of our common stock via the internet or telephone, if the bank, broker, trustee or other nominee offers these options or by marking, signing, dating and returning a voting instruction form provided. Your bank, broker, trustee or other nominee will send you instructions on how to submit your voting instructions for shares of our common stock beneficially owned.
What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?
If you are a shareholder of record and you properly complete, sign, date and return a proxy card, your shares of our common stock will be voted as you specify. If you are a shareholder of record and you sign, date and return a proxy card but make no specifications on your proxy card, your shares of our common stock will be voted in accordance with the recommendations of our board of directors, as provided above.
If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock on your behalf, your beneficially owned shares of our common stock will not be voted with respect to any proposal for which the shareholder of record does not have discretionary authority to vote. Under applicable rules, if you do not provide voting instructions to your bank, broker, trustee or other nominee in advance of the meeting, your bank, broker, trustee or other nominee will have discretionary authority to vote on “routine” proposals; however, many banks, brokers, trustees and other nominees do not vote on discretionary items if voting instructions from the beneficial owner have not been received. When a proposal is not routine (e.g., the election of directors, the approval of the compensation of our named executive officers, the approval of the frequency of future votes on the compensation of our named executive officers or any other significant matter), your bank, broker, trustee or other nominee will not be able to vote on the proposal without receiving voting instructions from you. Under applicable rules, the proposals relating to the approval of the amendment to our Certificate of Incorporation to increase the authorized shares of common stock and the ratification of the appointment of our independent registered public accounting firm are the only routine proposals being presented at the meeting. Thus, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares on your behalf, your beneficially owned shares may be voted by the record holder only with respect to the approval of the amendment to our Certificate of Incorporation to increase the authorized shares of common stock and the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2023.
As noted above, the proposals relating to the election of directors, the compensation of our named executive officers and the frequency of future votes on compensation of our named executive officers are not routine proposals. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares on your behalf, your beneficially owned shares will not be voted with respect to these proposals. Without your voting instructions, a broker non-vote will occur with respect to your beneficially owned shares on each non-
Sterling Infrastructure | 2023 Proxy Statement | 43 |

discretionary proposal for which you have not provided voting instructions. A “broker non-vote” occurs when a bank, broker, trustee or other nominee holding shares for a beneficial owner returns a valid proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on the matter and has not received voting instructions from the beneficial owner of the shares.
What vote is required, and how will my votes be counted, to elect the director nominees and to approve each of the other proposals discussed in this proxy statement?

Proposal	Voting Options	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
Election of seven director nominees (Item 1, page 13)	For, against or abstain for each nominee	Majority of the votes cast for each nominee*	No effect	No effect
To approve an amendment of our Certificate of Incorporation to increase the number of authorized shares of common stock to 58,000,000 shares (Item 2, page 18)	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal	Treated as vote against	N/A
Advisory vote to approve the compensation of our named executive officers (Item 3, page 36)	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal	Treated as vote against	No effect
Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers (Item 4, page 37)	One year, two years, three years or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal**	Treated as vote against	No effect
Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2023 (Item 5, page 40)	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal	Treated as vote against	N/A
* In uncontested elections, our directors are elected by the affirmative vote of the holders of a majority of the votes cast. If a nominee for director does not receive a majority of votes cast, he or she shall promptly tender his or her resignation to the board. In contested elections (where the number of nominees exceeds the number of directors to be elected), our directors are elected by a plurality of shares of our common stock voted.
** Because this advisory vote has three possible frequency voting options, if none of the frequency options receive a majority, the frequency option receiving the greatest number of votes will be considered the frequency recommendation of our shareholders.
_____________________
Can I revoke or change my voting instructions after I deliver my proxy?
Yes. A proxy submitted by a shareholder of record can be revoked or changed at any time before it is used to vote the shares of our common stock if the shareholder of record: (1) provides notice in writing to our corporate secretary before the annual meeting; (2) timely provides to us another proxy with a later date; or (3) is present at the annual meeting and either votes in person or notifies the corporate secretary in writing at the annual meeting of such shareholder’s wish to revoke such shareholder’s proxy. Your attendance alone at the annual meeting will not be enough to revoke your proxy. Beneficial owners without a legal proxy must contact their bank, broker, trustee or other nominee for instructions on how to revoke or change their instructions.
How will we solicit proxies and who pays for soliciting proxies?
We pay all expenses incurred in connection with this solicitation of proxies to vote at the annual meeting. We will also request banks, brokers, trustees and other nominees holding shares of our common stock beneficially owned by others to make this proxy statement and the 2022 annual report available to, and obtain voting instructions from, the beneficial owners and will reimburse such shareholders of record for their reasonable expenses in so doing. Solicitation of proxies by notice of internet availability may be supplemented by telephone, email, facsimile transmission, other electronic
| 44 | Sterling Infrastructure | 2023 Proxy Statement

means, and personal solicitation by our directors, officers and employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.
Could other matters be considered and voted upon at the annual meeting?
Our board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the annual meeting. However, if any other matter does properly come before the annual meeting, including any adjournment or postponement thereof, each of the proxy holders will vote any shares of our common stock, for which he holds a proxy to vote at the annual meeting, in his discretion.
What happens if the annual meeting is postponed or adjourned?
Any action on the items of business described in this proxy statement may be considered at the annual meeting at the time and on the date specified herein or at any time and date to which the annual meeting may be properly adjourned or postponed. Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of our common stock at the postponed or adjourned annual meeting. Shareholders of record or beneficial owners with a legal proxy will still be able to change or revoke their proxy until it is used to vote their shares.
I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
SEC rules permit companies and intermediaries, such as banks, brokers, trustees or other nominees, to deliver a single set of proxy materials to two or more shareholders sharing the same address, a process known as “householding.” Currently, we do not engage in householding for shareholders of record. However, certain brokerage firms with account holders who are beneficial owners of our common stock may have adopted householding procedures. Once a beneficial owner has received notice from his or her bank, broker, trustee or other nominee that the bank, broker, trustee or other nominee will be householding communications to the beneficial owner’s address, householding will continue until the beneficial owner is notified otherwise or until one or more of the beneficial owners revokes his or her consent.
If you would like to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you may either contact your bank, broker, trustee or other nominee or the Company at the address and telephone number below.
You may also request prompt delivery of additional copies of our proxy materials by contacting the Company at (281) 214-0800 or ℅ Corporate Secretary, Sterling Infrastructure, Inc., 1800 Hughes Landing Blvd. — Suite 250, The Woodlands, Texas 77380.

2024 Shareholder Proposals
If you want us to consider including a proposal in next year’s proxy statement, pursuant to Rule 14a-8 of the Exchange Act, you must deliver it in writing to: ℅ Corporate Secretary, Sterling Infrastructure, Inc., 1800 Hughes Landing Blvd. — Suite 250, The Woodlands, Texas 77380 by November 22, 2023.
If you want to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our corporate secretary, at the above address, by February 2, 2024, in accordance with the specific procedural requirements in our bylaws. If the date of next year’s annual meeting is moved to a date more than 30 days before or 90 days after the anniversary of this year’s annual meeting, the proposal must be received no later than 90 days prior to the date of the 2024 annual meeting or 10 days following the public announcement of the date of the 2024 annual meeting. If you would like a copy of these procedures, please contact our corporate secretary as provided above. Failure to comply with the procedures and deadlines in our bylaws may preclude the presentation of your proposal at our 2024 annual meeting. If a shareholder does not provide such notice timely, proxies solicited on behalf of our board of directors for the next annual meeting will confer discretionary authority to vote with respect to any such matter. Please refer to the section titled “Consideration of Director Nominees” for information related to nominating a director candidate at our 2024 annual meeting.
Sterling Infrastructure | 2023 Proxy Statement | 45 |

SCAN TO VIEW MATERIALS & VOTE

VOTE IN PERSON - www.proxyvote.com or scan the QR Barcode above
You may vote these shares in person by attending the Annual Meeting. Please bring proper identification. If you plan to attend the annual meeting in person, you can obtain directions to our headquarters located at 1800 Hughes Landing Boulevard, Suite 250, The Woodlands, Texas by contacting our corporate secretary at (281) 214-0800.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy card and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D97823-P86187 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STERLING INFRASTRUCTURE, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 5 and vote EVERY 1 YEAR for Proposal 4.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Roger A. Cregg	☐	☐	☐
1b. Joseph A. Cutillo	☐	☐	☐
1c. Julie A. Dill	☐	☐	☐
1d. Dana C. O'Brien	☐	☐	☐
1e. Charles R. Patton	☐	☐	☐
1f. Thomas M. White	☐	☐	☐
1g. Dwayne A. Wilson	☐	☐	☐
2. To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock to 58,000,000 shares	☐	☐	☐

	Every 1 Year	Every 2 Years	Every 3 Years	Abstain
4. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D97824-P86187

STERLING INFRASTRUCTURE, INC.
Annual Meeting of Shareholders
May 3, 2023 8:30 AM CDT
This proxy is solicited by the Board of Directors

By signing, you hereby revoke all prior proxies, and you hereby appoint Ronald A. Ballschmiede, Executive Vice President, Chief Financial Officer, and Chief Accounting Officer, and Mark D. Wolf, General Counsel, Chief Compliance Officer, and Corporate Secretary, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of the common stock of STERLING INFRASTRUCTURE, INC. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, CDT on Wednesday, May 3, 2023, at the Company's headquarters at 1800 Hughes Landing Blvd., Suite 250, The Woodlands, TX 77380, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side